                                                                   Exhibit 10.17
================================================================================

                             MASTER CREDIT AGREEMENT

                                 by and between

                           BANK OF BOSTON CONNECTICUT

                                       and

                           THE STROUSE, ADLER COMPANY

                                 October 3, 1996

================================================================================

                             MASTER CREDIT AGREEMENT
                             -----------------------


      This MASTER CREDIT AGREEMENT (the "Agreement") is made as of this 3rd day of October, 1996 by and between BANK OF BOSTON CONNECTICUT, a Connecticut savings bank, with its chief executive office located at 31 Pratt Street, Hartford, Connecticut 06103 (the "Bank") and THE STROUSE, ADLER COMPANY, a Delaware corporation, with its chief executive office located at 78 Olive Street, New Haven, Connecticut 06507 (the "Borrower").

                              W I T N E S S E T H:

      WHEREAS, Borrower has requested that Bank provide Borrower with certain credit facilities pursuant to which Bank would make loans and advances and otherwise extend credit to Borrower; and

      WHEREAS, Bank is willing to provide such credit facilities; and

      WHEREAS, Bank and Borrower wish to document the terms and conditions on which Bank will provide said credit facilities;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Bank and Borrower hereby agree as follows:

                             SECTION 1. DEFINITIONS

      All capitalized terms used in this Agreement, the Notes or the Other Documents, or in any certificate, report or other document, instrument or agreement executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

      Section 1.1.  "Acceptance" or "Acceptances" means any Draft accepted by
                     ----------      -----------
the Bank for the account of the Borrower under and in accordance with Section
2.3. hereof.

      Section 1.2.  "Account Debtor" means any Person obligated to Borrower with
                     --------------
respect to an Account Receivable.

      Section 1.3.  "Account Receivable" or "Accounts Receivable" means the
                     ------------------      -------------------
unpaid portion of obligations as stated on the respective invoices issued to a customer of Borrower or any of its Subsidiaries with respect to Inventory sold and shipped or services performed or rendered in the ordinary course of business.

      Section 1.4.  "Adjusted Eurodollar Rate" means, as applied to any Interest
                     ------------------------
Period, a rate per annum determined by Bank pursuant to the following formula:

                     AER = [   IOR   ] *
                            ---------
                           [1.00 - RP]

                     AER = Adjusted Eurodollar Rate
                     IOR = Interbank Offered Rate

                      RP = Reserve Percentage

                     * The amount in brackets shall be rounded upwards, if necessary to the next higher 1/100 of 1%.

Where:

          Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by The First National Bank of Boston to be the prevailing rate per annum at which deposits in U.S. dollars are offered to The First National Bank of Boston by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

          "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to The First National Bank of Boston during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of The First National Bank of Boston with respect to "Eurocurrency liabilities" as that term is defined under such regulations. As of the Closing Date, there is no applicable Reserve Percentage

      Section 1.5.  "Affiliate" means any Person (i) which directly or
                     ---------
indirectly controls, or is controlled by, or is under common control with, Borrower or any Subsidiary of Borrower; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Borrower or any Subsidiary of Borrower; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary of Borrower. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this section means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

      Section 1.6.  "Agreement" means this Master Credit Agreement, including
                     ---------
all schedules and exhibits attached hereto, and any and all amendments, modifications and supplements hereto.

      Section 1.7.  "Aristotle" means THE ARISTOTLE CORPORATION, a Delaware
                     ---------
corporation, having its chief executive office located at 78 Olive Street, New Haven, Connecticut 06507

      Section 1.8.  "Aristotle Guaranty" has the meaning set forth in Section
                     ------------------
3.2.2. hereof.

      Section 1.9.  "Bank" has the meaning set forth in the Preamble hereof.
                     ----
      Section 1.10.  "Bank Affiliate" or "Bank Affiliates" means any Affiliate
                      --------------      ---------------
of Bank or its parent bank holding company.

      Section 1.11.  "Bank Agents" has the meaning set forth in Section 2.2.7.
                      -----------
hereof.

      Section 1.12.  "Bankruptcy Code" means Title 11 of the United States Code,
                      ---------------
entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

      Section 1.13.  "Base Rate" means the greater of (i) the rate of interest
                      ---------
announced from time to time by The First National Bank of Boston at its head office located at 100 Federal Street, Boston, Massachusetts 02110 as its "Base Rate", and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

      Section 1.14.  "Base Rate Loan" means any Revolving Loan or portion of the
                      --------------
Term Loan bearing interest determined by reference to the Base Rate.

      Section 1.15.  "Base Rate Margin" has the meaning set forth in Section
                      ----------------
2.5.2. hereof.

      Section 1.16.  "Beneficiary" means the beneficiary of any Letter of Credit
                      -----------
or Letter of Credit Guaranty issued by Bank for the account of Borrower or any Subsidiary of Borrower.

      Section 1.17.  "Borrower" has the meaning set forth in the Preamble
                      --------
hereof.

      Section 1.18.  "Borrowing Base" means, as of any date as of which the
                      --------------
amount thereof shall be determined, an amount equal to the sum of (i) the Security Value of Accounts Receivable as of such date and (ii) the Security Value of Inventory as of such date.

      Section 1.19.  "Borrowing Base Certificate" has the meaning set forth in
                      --------------------------
Section 7.1.3. hereof.

      Section 1.20. "Business Day" means, in the case of a Eurodollar Loan, any
                     ------------
day in which dealings in foreign currencies and exchange between banks may be carried on that is also a Business Day and, in all other cases, any day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of Connecticut or Commonwealth of Massachusetts are required or permitted by law to close.

      Section 1.21. "Capital Expenditures" means, without duplication, for any
                     --------------------
period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the balance sheet) made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account.

      Section 1.22. "Capital Lease" means any lease of any property (whether
                     -------------
real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

      Section 1.23. "Cash Management Agreements" shall have the meaning set
                     --------------------------
forth in Section 2.1.4. hereof and shall include any and all schedules and exhibits thereto.

      Section 1.24. "Cash Taxes" means, for any period, Borrower's aggregate
                     ----------
obligation to make payments of (i) taxes (other than real estate, excise and sales and use taxes) during such period or (ii) amounts in lieu of thereof under the Tax Sharing Agreement.

      Section 1.25.  "Closing Date" means the date hereof.
                      ------------

      Section 1.26. "Code" means the Internal Revenue Code of 1986 and the rules
                     ----
and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      Section 1.27. "Collateral" means all collateral received or delivered as
                     ----------
security for the Obligations pursuant to, and as more particularly described in, the Security Agreement, the Stock Pledge, the Letter of Credit Applications and the Collateral Disclosure List and any property or interest provided in addition to or in substitution for any of the foregoing.

      Section 1.28. "Collateral Disclosure List" has the meaning set forth in
                     --------------------------
Section 3.1. hereof.

      Section 1.29. "Commitment Amount" means (i) the amount of EIGHT MILLION
                     -----------------
AND NO/100 DOLLARS ($8,000,000.00) during the period commencing as of the Closing Date and continuing through the Revolving Credit Termination Date or
(ii) any lesser amount, including zero (0), resulting from a reduction or termination of such amount in accordance with Section 2.1.6. or Section 12.1.

      Section 1.30. "Contractual Obligation" means, as applied to any Person,
                     ----------------------
any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      Section 1.31. "Controlled Group" means all trades or businesses (whether
                     ----------------
or not incorporated) under common control that together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      Section 1.32. "Cost of Funds Rate" means a rate of interest equal to the
                     ------------------
then prevailing fixed rate offered by the Bank, in its sole and absolute discretion, for loans of a similar nature and amount and having a similar maturity as of the date on which such rate is requested.

      Section 1.33. "Covered Employees" means Alfred Kniberg, Joyce Baran and
                     -----------------
Paul McDonald.

      Section 1.34. "Credits Outstanding" means, as of any date as of which the
                     -------------------
amount thereof shall be determined, the aggregate undrawn amount of all issued and outstanding Letters of Credit and Letter of Credit Guaranties but excluding any amounts which constitute unpaid Reimbursement Obligations as of such date.

      Section 1.35. "Debt to Worth Ratio" means the ratio of Total Debt to Net
                     -------------------
Worth as calculated and defined in Section 9.3. hereof.

      Section 1.36. "Debt Service Coverage Ratio" means the ratio of EBITDA
                     ---------------------------
minus Cash Taxes and Capital Expenditures to Total Debt Service as calculated and defined in Section 9.2. hereof.

      Section 1.37. "Default" means an event or condition that, but for the
                     -------
lapse of time, the giving of notice, or both, would constitute an Event of Default if that event or condition was not cured or removed within any applicable grace or cure period.

      Section 1.38. "Default Rate" has the meaning set forth in Section 2.5.9.
                     ------------
hereof.

      Section 1.39. "Deposit Account" has the meaning set forth in Section
                     ---------------
3.2.2. hereof.

      Section 1.40. "Deposit Account Pledge" means the pledge agreement executed
                     ----------------------
and delivered by Aristotle in favor of Bank with respect to the Deposit Account on the Closing Date.

      Section 1.41. "Discount Margin" means a per annum rate equal to Eurodollar
                     ---------------
Margin as in effect from time to time.

      Section 1.42.  "Disqualified Accounts Receivable" means:
                      --------------------------------
              a. An Account Receivable which does not arise out of a bona fide
                                                                     ---- ----
sale of goods or rendering of services of the kind sold or rendered by Borrower in the ordinary course of its business.

              b. An Account Receivable which remains unpaid for more than sixty
(60) days after the due date; or

              c. An Account Receivable owing by an Account Debtor if fifty percent (50%) or more of the dollar value of all Accounts Receivable owed by such Account Debtor remain unpaid for more than sixty (60) days after the due date; or

              d. An Account Receivable with respect to which the Account Debtor is a director, officer, employee or agent of Borrower or is a Subsidiary or an Affiliate of Borrower; or

              e. An Account Receivable with respect to which any covenant, representation or warranty set forth in this Agreement has been breached; or

              f. An Account Receivable with respect to which the Account Debtor has commenced a voluntary case in bankruptcy, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the Account Debtor in an involuntary case in bankruptcy, or if any petition or other application for relief in bankruptcy has been filed against the Account Debtor, or if the Account Debtor has failed, ceased business operations, become insolvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or all or substantially all of its properties or assets unless Bank otherwise consents to the inclusion of such Account Receivable in the calculation of the Borrowing Base; or

              g. An Account Receivable with respect to which the goods giving rise thereto have not been shipped to the Account Debtor or the services giving rise thereto have not been performed by Borrower or if the Account Receivable does not otherwise represent a final sale; or

              h. An Account Receivable owing by a single Account Debtor located outside of the United States of America, Canada or Puerto Rico unless such Account Receivable is a Secured Foreign Receivable or an Insured Foreign Receivable; or

              i. An Account Receivable with respect to which the sale giving rise thereto is on a bill-and-hold, sale-and-return, sale on approval, consignment or other repurchase or return basis; or

              j. An Account Receivable with respect to which the Account Debtor is the United States of America or any department, agency or office thereof unless Borrower assigns its right to payment of such Account Receivable to Bank in accordance with the Federal Assignment of Claims Act of 1940; or

              k. An Account Receivable to the extent that the Account Debtor has paid or advanced to Borrower any deposit or other advance in respect of the payment thereof; or

              l. An Account Receivable to the extent that the Account Debtor has earned or accrued, or is due, any rebate, credit or other allowance by Borrower; or

              m. An Account Receivable to the extent of any amounts owed by Borrower to such Account Debtor; or

              n. An Account Receivable in which Bank does not possess a valid and perfected first priority security interest; or

              o. An Account Receivable owing by an Account Debtor located in a jurisdiction in which Borrower has not complied with any laws which might restrict Borrower's ability to collect such Account Receivable; or

              p. An Account Receivable which Bank, in its reasonable credit judgment, excludes from the calculation of the Borrowing Base under Section
2.1.5. hereof.

      Section 1.43.  "Disqualified Inventory" means:
                      ----------------------
              a. Inventory in which Bank does not possess a valid and perfected first priority security interest; or

              b. Inventory which is not in good, saleable and readily usable condition or is obsolete or unmerchantable; or

              c. Inventory which is located outside of, or in transit to, the United States of America, Canada or Puerto Rico unless Bank otherwise consents to the inclusion of such Inventory in the calculation of the Borrowing Base; or

              d. Inventory which has been produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in 29 U.S.C. 215 (a); or

              e. Inventory with respect to which any covenant, representation or warranty set forth in this Agreement has been breached; or

              f. Inventory which consists of Work-in-Process;

              g. Inventory which Bank, in its reasonable credit judgment, excludes from the calculation of the Borrowing Base under Section 2.1.5. hereof.

      Section 1.44. "Dividend" or "Dividends" means the payment of any dividend
                     --------      ---------
or other distribution in respect of the capital stock of a corporation in cash or other property (excepting distribution in the form of such stock) or the redemption or acquisition of any capital stock or security of a corporation.

      Section 1.45. "Draft" or "Drafts" means any draft designated by the
                     -----      ------
Borrower for acceptance by the Bank under and in accordance with Section 2.3. hereof.

      Section 1.46. "Drawing" or "Drawings" means any payment(s) or
                     ---------------------
disbursement(s) made by Bank under any Letter of Credit or any Letter of Credit Guaranty issued by Bank for the account of Borrower honoring any demand for payment presented by the Beneficiary of such Letter of Credit or such Letter of Credit Guaranty in accordance with the terms thereof.

      Section 1.47. "EBIT" means, for any period, the net income (as such term
                     ----
is understood under GAAP) but excluding any extraordinary items of gain of Borrower and up to $150,000 in non-cash losses resulting from the cessation of Borrower's Jamaican business operations before any provision for (i) taxes paid or payable for such period (other than real estate and sales and use taxes) and
(ii) all interest paid or accrued for such period in respect of all Indebtedness, all of the foregoing determined in accordance with GAAP and valuing Inventory on a "FIFO" basis.

      Section 1.48. "EBITDA" means, for any period, the net income (as such term
                     ------
is understood under GAAP) but excluding any extraordinary items of gain of Borrower and up to $150,000 in non-cash losses resulting from the cessation of Borrower's Jamaican business operations before any provision for (i) taxes paid or payable for such period (other than real estate and sales and use taxes) or payments in lieu thereof under the Tax Sharing Agreement (ii) all interest paid or accrued for such period in respect of all Indebtedness and (iii) amounts in respect of depreciation and amortization for such period, all of the foregoing determined in accordance with GAAP and valuing Inventory on a "FIFO" basis.

      Section 1.49.  "Eligible Account Receivable" means an Account Receivable
                      ---------------------------
which is NOT a Disqualified Account Receivable.
         ---

      Section 1.50. "Eligible Inventory" means that portion of Borrower's
                     ------------------
inventory which is NOT Disqualified Inventory.
                   ---

      Section 1.51. "Encumbrance or "Encumbrances" means any security interest,
                     -----------     ------------
mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any of Borrower's properties or assets, intended as, or having the effect of, security.

      Section 1.52. "Environmental Certificate" has the meaning set forth in
                     -------------------------
Section 5.2.11. hereof.

      Section 1.53. "Environmental Laws" means any and all laws, statutes,
                     ------------------
ordinances, rules, regulations, orders, or determinations of any Federal, state or local governmental body, instrumentality or agency pertaining to the environment, including without limitation, the Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and any comparable or similar environmental laws of the State of Connecticut and any other state in which Borrower maintains business premises. Likewise, the terms "hazardous substance," "release," and "threatened release" herein referenced in connection with Environmental Laws shall have the meanings specified in CERCLA and the terms "solid waste" and "dispose" (or "disposed") shall have the meanings specified in RCRA; provided, however, in the event
                                           --------  -------
either [6~CLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

      Section 1.54. "Equipment" means all of Borrower's machinery, equipment,
                     ---------
office machinery, furniture, trade fixtures, conveyors, tools, materials, storage and handling equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, molds, dies, stamps, motor vehicles and other equipment of every kind and nature.

      Section 1.55. "ERISA" means the Employee Retirement Income Security Act of
                     -----
1974 and the rules and regulations promulgated thereunder; collectively, as the same may from time to time be supplemented or amended and remain in effect.

      Section 1.56. "Eurodollar Loan" means any Revolving Loan corporation of
                     ---------------
the Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

      Section 1.57. "Eurodollar Margin" has the meaning set forth in Section
                     -----------------
2.5.2. hereof.

      Section 1.58. "Event of Default" has the meaning set forth in Section 11.
                     ----------------
hereof.

      Section 1.59. "Excess Cash Flow" means, for any period, Borrower's EBITDA
                     ----------------
for such period minus Cash Taxes for such period, Capital Expenditures for such period and Total Debt Service for such period.

      Section 1.60. "Exchange Act" means the Securities Exchange Act of 1934, as
                     ------------
amended.

      Section 1.61. "Extension of Credit" means any Acceptance, Loan, Letter of
                     -------------------
Credit, Letter of Credit Guaranty or any other loan, advance or extension of credit by Bank to Borrower under this Agreement or the Other Documents.

      Section 1.62. "Facility Fee" has the meaning set forth in Section 2.1.14.
                     ------------
hereof.

      Section 1.63. "Federal Funds Effective Rate" means for any day, a
                     ----------------------------
fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by The First National Bank of Boston from three (3) Federal funds brokers of recognized standing selected by The First National Bank of Boston.

      Section 1.64. "FIFO" means the first in, first out method of valuing
                     ----
inventory.

      Section 1.65. "Financial Statement" or "Financial Statements" means, as of
                     -------------------      --------------------
any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet; (ii) an income statement; (iii) a statement of cash flow; and (iv) a statement of changes in stockholders' equity.

      Section 1.66. "Finished Goods" means that portion of Borrower's Eligible
                     --------------
Inventory which consists of finished goods.

      Section 1.67. "Fiscal Year" means June 30 in each year.
                     -----------

      Section 1.68. "Fixed Rate Loan" means the Term Loan during any period
                     ---------------
which the rate of interest applicable thereto is determined by reference to the Cost of Funds Rate.

      Section 1.69. "Forecasts" has the meaning set forth in Section 4.8.
                     ---------
hereof.

      Section 1.70. "Foreign Credit Insurer" means either (i) collectively, the
                     ----------------------
Foreign Credit Insurance Association and the Export-Import Bank of the United States of America or (ii) or any private insurer approved in writing by Bank.

      Section 1.71. "GAAP" means generally accepted accounting principles as set
                     ----
forth in Statement on Auditing Standards No. 69 entitled "The Meaning of `Present Fairly in Conformity with Generally Accepted Accounting Principles' in the Independent Auditor's Report" issued by the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

      Section 1.72. "Governmental Authority" means any Federal, state, local or
                     ----------------------
foreign court, commission or tribunal, or governmental, administrative or regulatory agency, department, authority, instrumentality or other body.

      Section 1.73. "Government Obligations" means securities which are general
                     ----------------------
obligations of the United States of America or which are unconditionally guaranteed by the United States of America as to timely payment of principal and interest.

      Section 1.74. "Government Contract" means any contract for the purchase of
                     -------------------
goods or services by the United States of America or any department, agency or office thereof.

      Section 1.75. "Guarantees" means, as applied to Borrower and its
                     ----------
Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of any other Person, whether or not reflected on the consolidated balance sheet of Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

      Section 1.76. "Hazardous Materials" means (i) any chemical, compound,
                     -------------------
material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or terms of similar import under any applicable Federal, state or local law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) could pose a hazard to any properties or assets of Borrower or its Subsidiaries or (b) could cause any of such properties or assets to be in violation of any Environmental Laws; (iii) asbestos in any form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; and (iv) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any Federal, state or local governmental body, instrumentality or agency.

      Section 1.77. "Indebtedness" means, as applied to any Person, without
                     ------------
duplication: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) any other obligations which would be classified as liabilities on a balance sheet in conformity with GAAP but for purposes of calculating "Indebtedness" of Borrower option, lease and sub-contracting obligations in respect of the Jamaica manufacturing facility shall be excluded.

      Section 1.78. "Insured Foreign Receivable" means an Account Receivable
                     --------------------------
(other than a Secured Foreign Receivable) that arises from a sale of goods to an Account Debtor having its principal assets or place of business outside of the United States of America, Canada or Puerto Rico, so long as a Foreign Credit Insurer has assumed the risk of nonpayment due to the Account Debtor's financial inability to pay and due to foreign currency restrictions and political matters in the country of such Account Debtor, and Borrower has promptly and properly submitted to the Foreign Credit Insurer proof of loss with respect to all Accounts Receivable of such Account Debtor for which a claim could be submitted under the foreign credit insurance policy insuring Borrower's sales to such Account Debtor.

      Section 1.79.  "Interest Period" means
                      ---------------

              (a) with respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of, or conversion to, such Eurodollar Loan and ending one (1), two (2), three (3) or, if available, six (6) or (12) months thereafter, as Borrower may elect in the applicable Notice; and

              (b) with respect to each Fixed Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Fixed Rate Loan and ending on the Maturity Date, or such earlier date as Borrower may elect in the applicable Notice; and

              (c) with respect to each Base Rate Loan, the period commencing on the date of the making or continuation of, or conversion to such Base Rate Loan and ending in the case of a Revolving Loan, on the Revolving Credit Termination Date, in the case of the Term Loan, on the Maturity Date, or in the case of any Loan, or such earlier date as Borrower may elect in the applicable Notice;

provided, however, that:
--------  -------
                  (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
                            (iii) below, end on the last Business Day of a calendar month;

                (iii) any Interest Period during the Revolving Credit Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any Interest Period after the Revolving Credit Period that would otherwise end after the Maturity Date of the Term Loan shall end on Maturity Date; and

                 (iv) no Interest Period applicable to the Term Loan shall include a principal repayment date for such Term Loan unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or other Loans having Interest Periods ending on or before such date; and

                     (v) notwithstanding clause (iii) and (iv) above, no Interest Period applicable to a Eurodollar Loan or Fixed Rate Loan shall have a duration of less than one (1) month and if any Interest Period applicable to such Revolving Loans would be for a shorter Interest Period, such Interest Period shall not be available hereunder.

      Section 1.80. "Inventory" means all goods, merchandise, raw materials,
                     ---------
supplies, work in process, finished goods and other tangible personal property held by Borrower for processing, sale or lease or furnished or to be furnished by Borrower under contracts of service or to be used or consumed in Borrower's business.

      Section 1.81. "Investment" means, as applied to Borrower and its
                     ----------
Subsidiaries, the purchase or acquisition of (i) any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person, or (ii) all or any material portion of the properties and assets of any Person, any loan, advance or extension of credit to, or contribution to the capital of, any other Person, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

      Section 1.82. "Letter of Credit" or "Letters of Credit" means any
                     ----------------      -----------------
letter(s) of credit issued by Bank for the account of Borrower or its Subsidiaries and shall include any Letter of Credit as it may be amended, modified or extended from time to time.

      Section 1.83. "Letter of Credit Application" has the meaning set forth in
                     ----------------------------
Section 2.2.2. hereof.

      Section 1.84. "Letter of Credit Guaranty" means a guaranty issued by Bank
                     -------------------------
or a Bank Affiliate to guaranty the payment of a letter of credit to a Bank which has issued such letter of credit for the account of Borrower or a Subsidiary of Borrower.

      Section 1.85. "Line of Credit" has the meaning set forth in Section 2.1.1.
                     --------------
hereof.

      Section 1.86.  "Loan"  means any Revolving Loan or the Term Loan Loan
                      ----                            --
Loans"

      Section 1.87.  "Loans" means each Revolving Loan and the Term Loan.
                      -----                            ---

      Section 1.88. "Loan Account" means the account established by Borrower
                     ------------
with Bank or a Bank Affiliate for purposes of administering the Line of Credit.

      Section 1.89. "Lockbox Account" has the meaning set forth in Section
                     ---------------
10.1.1. hereof.

      Section 1.90. "Margin Change" has the meaning set forth in Section 2.5.2.
                     -------------
hereof.

      Section 1.91. "Material Adverse Effect" means (i) a material adverse
                     -----------------------
effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Borrower to perform its obligations under this Agreement, the Notes or the Other Documents or the ability of Bank to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such an effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

      Section 1.92.  "Maturity Date" means September 30, 1999.
                      -------------

      Section 1.93. "Net Worth" means, as of any date, Borrower's total
                     ---------
shareholders equity plus additional paid in capital and retained earnings after deducting treasury stock plus Subordinated Debt, all as determined in accordance with GAAP but calculated valuing Inventory on a "FIFO" basis and Equipment on a basis which is consistent with the manner in which Borrower has historically valued Equipment on its internally prepared Financial Statements.

      Section 1.94. "Note" means the Revolving Credit Note or the Term Note.
                     ----                                  --

      Section 1.95. "Notes" means the Revolving Credit Note and the Term Note.
                     -----                                  ---

      Section 1.96. "Notice" means a Notice of Borrowing or a Notice of
                     ------                              --
Continuation or Conversion.

      Section 1.97. "Notice of Borrowing" has the meaning set forth in Section
                     -------------------
2.1.3. hereof.

      Section 1.98. "Notice of Continuation or Conversion" shall have the
                     ------------------------------------
meaning set forth in Section 2.4.3. hereof.

      Section 1.99. "Obligations" means any and all loans, advances,
                     -----------
indebtedness, liabilities, obligations, covenants or duties of Borrower to Bank of any kind or nature, including obligations to pay money and to perform acts or refrain from taking action, whether arising under a loan, lease, credit card, line of credit, letter of credit, guaranty, indemnity, confirmation, acceptance, currency exchange, interest rate protection arrangement, overdraft or other type of financing arrangement, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent under, due or to become due, now existing or hereafter arising, whether any present or future agreement or instrument, and whether or not evidenced by a writing and specifically including but not being limited to (i) the unpaid principal amount outstanding at any time under the Notes, plus all accrued and unpaid interest thereon, together with all fees, expenses, including attorneys' fees, penalties, and other amounts owing by or chargeable to by Borrower under this Agreement, the Notes or the Other Documents and (ii) unpaid Reimbursement Obligations.

      Section 1.100. "Other Documents" means the Collateral Disclosure List, the
                      ---------------
Security Agreement, and the Letter of Credit Applications, all of even date herewith and any other document, agreement or instrument executed by Borrower in connection with any Extension of Credit and any and all amendments, modifications and supplements thereto.

      Section 1.101. "Outstanding Amount" means, as of any date as of which the
                      ------------------
amount thereof shall be determined, the outstanding principal amount of the Line of Credit as of the date of determination.

      Section 1.102. "Overadvances" has the meaning set forth in Section 2.1.2.
                      ------------
hereof.

      Section 1.103. "Overadvance Limit" means, as of any date as of which the
                      -----------------
amount thereof shall be determined, an amount not to exceed SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) during the period commencing as of the Closing Date and continuing through September 30, 1997 and FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) during the period commencing as of October 1, 1997 and continuing through the Revolving Credit Termination Date.

      Section 1.104. "PBGC" means the Pension Benefit Guaranty Corporation or
                      ----
any entity succeeding to all or part of its functions under ERISA.

      Section 1.105. "Permitted Encumbrances" has the meaning set forth in
                      ----------------------
Section 8.4. hereof.

      Section 1.106. "Permitted Indebtedness" has the meaning set forth in
                      ----------------------
Section 8.1. hereof.

      Section 1.107. "Person" means an individual, partnership, corporation,
                      ------
business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

      Section 1.108. "Plan" means, at any time, an employee pension or other
                      ----
benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (ii) if such plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

      Section 1.109. "Post Closing Matters" has the meaning set forth on Section
                      --------------------
11.1.(l) hereof.

      Section 1.110. "Qualifications" means, with respect to any report of
                      --------------
independent public accountants covering any Financial Statements of Borrower and its Subsidiaries, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of the Financial Statements or the underlying data; (ii) as to the capability of the Person whose Financial Statements are certified to continue operations as a going concern; or (iii) which could be eliminated by changes in the Financial Statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would constitute of and Event of Default; provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose Financial Statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit certification in such Financial Statements.

      Section 1.111. "Qualified Investments" means, as applied to Borrower and
                      ---------------------
its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of Banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00); (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors; and (iv) any repurchase agreement secured by any one (1) or more of the foregoing.

      Section 1.112. "Raw Materials" means that portion of Borrower's Eligible
                      -------------
Inventory which consists of raw materials.

      Section 1.113. "Reimbursement Obligations" means, as of any date as of
                      -------------------------
which the amount thereof shall be determined, the aggregate obligation of Borrower, as of such date, to reimburse Bank in respect of Letters of Credit in accordance with Section 2.2.3. hereof and in respect of Acceptances in accordance with Section 2.3.4. hereof.

      Section 1.114. "Release" means any release, emission, disposal, leaching,
                      -------
or migration into the environment, (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, occupied or used by Borrower.

      Section 1.115. "Reportable Event" means any of the events described in
                      ----------------
Section 4043(b) of ERISA.

      Section 1.116. "Revolving Credit Period" means the period beginning on the
                      -----------------------
Closing Date and extending through and including the Revolving Credit Termination Date or such earlier date on which the obligation of Bank to make Revolving Loans is terminated or the Commitment Amount is reduced to zero (0) in accordance with the terms hereof.

      Section 1.117. "Revolving Credit Termination Date" means September 30,
                      ---------------------------------
1999, and any subsequent date to which the Revolving Credit Termination Date may be extended under Section 2.1.11. hereof.

      Section 1.118. "Revolving Credit Note" has the meaning set forth in
                      ---------------------
Section 2.1.7. hereof.

      Section 1.119. "Revolving Loan" or "Revolving Loans" means the loan(s) and
                      --------------      ---------------
advance(s) which Borrower requests or is deemed to have requested pursuant to
Section 2.1.1. hereof, and to the extent permitted under this Agreement, Section
2.1.2. hereof.

      Section 1.120. "Secured Foreign Receivable" means an Account Receivable
                      --------------------------
(other than an Insured Foreign Receivable) that arises from the sale of goods to an Account Debtor having its principal assets or place of business outside of the United States of America, Canada or Puerto Rico so long as Bank has received in respect of such Account Receivable a letter of credit or similar guaranty of payment in form and substance and issued or confirmed by a financial institution satisfactory to Bank and its legal counsel that has not expired, been revoked or terminated, and has been pledged to, and had the proceeds thereof assigned to, Bank.

      Section 1.121. "Security Agreement" means the security agreement executed
                      ------------------
and delivered by Borrower in favor of Bank on the Closing Date, as it may be amended, modified, confirmed or supplemented from time to time.

      Section 1.122. "Security Value of Accounts Receivable" means, as of any
                      -------------------------------------
date as of which the amount thereof shall be determined, eighty percent (80%) of Borrower's Eligible Account Receivables as of the date of determination.

      Section 1.123. "Security Value of Inventory" means, as of any date as of
                      ---------------------------
which the amount thereof shall be determined, the sum of fifty percent (50%) of Borrower's Raw Materials as of the date of determination plus sixty percent (60%) of Borrower's Finished Goods as of the date of determination, all of the foregoing valued on a FIFO basis at the lower of cost or market value.

      Section 1.124. "Solvent" means, when used with respect to any Person, that
                      -------
as of the date as to which the Person's solvency is to be determined:

              (a) the fair saleable value of such Person's properties and assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured;

              (b) it has sufficient capital to conduct its business; and

              (c) it is able to meet its debts as they mature.

      Section 1.125. "Sub" means ARISTOTLE SUB, INC., a Delaware corporation,
                      ---
with its chief executive office located at 129 Church Street, New Haven, Connecticut 06510.

      Section Section 1.126. "Sub Guaranty" has the meaning set forth in Section
                              ------------
3.2.3. hereof.

      Section 1.127. "Subordinated Indebtedness" means Indebtedness, whether now
                      -------------------------
existing or hereafter arising, with respect to which the payment of the principal of and interest on is expressly subordinated in right of payment, in form and on terms approved by Bank in writing, to the prior payment of the Obligations.

      Section 1.128. "Subordination Agreement" means each subordination and
                      -----------------------
intercreditor agreement executed and delivered by Aristotle and Sub in favor of Bank on the Closing Date, as it may be amended, modified or supplemented from time to time.

      Section 1.129. "Subsidiary" means any Person of which fifty percent (50%)
                      ----------
or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such Person is held or controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is directly or indirectly controlled by Borrower or Subsidiary of Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Borrower has a fifty percent (50%) or more ownership interest. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this section means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

      Section 1.130. "Tax Sharing Agreement" means that certain tax sharing
                      ---------------------
agreement dated April 11, 1994 by and among Borrower, Aristotle and Aristotle Sub, as it may be amended, modifed or supplemented from time to time.

      Section 1.131. "Term Note" has the meaning set forth in Section 2.3.2.
                      ---------
hereof.

      Section 1.132. "Term Loan" has the meaning set forth in Section 2.3.1.
                      ---------
hereof.

      Section 1.133. "Total Debt" means, as of any date as of which the amount
                      ----------
thereof shall be determined, all Indebtedness of Borrower including the Obligations but excluding Subordinated Indebtedness, as of such date and Indebtedness described in Section 8.1.(e).

      Section 1.134. "Total Debt Service" means, for any period, the aggregate
                      ------------------
amount of Borrower's obligation to make payments of principal, interest and other amounts in respect of all Total Debt and Subordinated Debt for such period; provided, however, that for purposes of the calculation of Total Debt Service, the obligation of Borrower to make payments of principal with respect to the Line of Credit shall be considered a long term obligation not payable within any such period and any payments under Section 2.4.6. hereof in respect of the Term Loan and trade payables shall be excluded.

      Section 1.135. "Total Interest" means, for any period, Borrower's
                      --------------
aggregate obligation to make payments of interest in respect of Total Debt (other than trade payables) and Subordinated Debt during such period.

      Section 1.136. "Unmatured Acceptances" means, as of any date as of which
                      ---------------------
the amount thereof shall be determined, the aggregate amount of Unmatured Acceptances as of such date but excluding any amounts which constitute unpaid Reimbursement Obligations as of such date.

      Section 1.137. "Uniform Customs and Practice" means the Uniform Customs
                      ----------------------------
and Practice for Documentary Credits (1993) Revision, International Chamber of Commerce Publication No. 500.

      Section 1.138. "Unused Portion" means for any month the average daily
                      --------------
difference between the Commitment Amount and the aggregate principal amount of Revolving Loans, Credits Outstanding and any amounts deemed to be Revolving Loans, whether now existing or hereafter arising.

                       SECTION 2. THE CREDIT FACILITIES

      Section 2.1.     Line of Credit.
                       --------------

      Section 2.1.1. Revolving Loans. Upon the execution of this Agreement, Bank
                     ---------------
agrees to extend to Borrower a line of credit, so that as long as no Default or Event of Default has occurred and is continuing, Borrower may borrow, repay and reborrow, on a revolving basis in one (1) or more Revolving Loans from time to time prior to the close of business on the Revolving Credit Termination Date, amounts which together with the amount of Credits Outstanding, Unmatured Acceptances and unpaid Reimbursement Obligations deemed to be Revolving Loans under this Section 2.1.1., do not exceed in the aggregate at any one time outstanding the lesser of the Borrowing Base or the Commitment Amount in effect from time to time (the "Line of Credit"). Bank shall have the right, in its reasonable credit judgment, to deem any unpaid Reimbursement Obligations and any other payments, deposits, guaranties or indemnifications made by Bank for the account of Borrower under any letter of credit, reimbursement agreement, acceptance, guaranty or similar instrument to be Revolving Loans, and Bank may, in its reasonable credit judgment, establish such reserves as it deems appropriate against any present or future obligation of Bank to make payment, to deposit or to perform in respect of any of the same. Bank may, in its reasonable credit judgment and upon notice to Borrower, fund such reserves and/or charge the same to the Loan Account at such time as it deems appropriate. Notwithstanding any provision of this Agreement to the contrary, all Revolving Loans, including Overadvances, and any unpaid Reimbursement Obligations and other payments, deposits, guaranties or indemnifications deemed to be Revolving Loans by Bank hereunder, shall constitute one obligation of Borrower to Bank, secured by Bank's security interest in the Collateral.

      Section 2.1.2. Overadvances. Notwithstanding the provisions of Section
                     ------------
2.1.1. hereof, the Borrower may from time to time request, and Bank shall make, Revolving Loans which exceed the available Borrowing Base ("Overadvances") but which, in addition to all Revolving Loans, Credits Outstanding and any unpaid Reimbursement Obligations and other payments, deposits, guaranties or indemnifications deemed to be Revolving Loans made under Section 2.1.1. hereof in respect of the Borrowing Base, do not exceed the Commitment Amount in effect from time to time; provided, however, that the aggregate outstanding principal
                   --------  -------
amount of Overadvances shall in no event exceed the Overadvance Limit in effect from time to time and provided, further, that Borrower must reduce the amount of
                      --------  -------
Overadvances to zero (0) and maintain such zero (o) balance for thirty (30) days on at least one (1) occasion during the twelve (12) month period following the Closing Date and each anniversary thereof during the Revolving Credit Period.

      Section 2.1.3. Notice and Manner of Borrowing. Except as provided in the
                     ------------------------------
Cash Management Agreements, whenever Borrower desires to obtain a Revolving Loan, Borrower shall notify Bank (which notice shall be irrevocable) by telex, telegraph, telephone or telecopier received no later than 2:00 p.m. on the date on which the requested Revolving Loan is to be made. Such notice shall specify the effective date and amount of each Revolving Loan subject to the limitations set forth in Section 2.1.1. hereof. Each such notification (a "Notice of Borrowing") shall be immediately followed by a written confirmation thereof by Borrower in substantially the form of Exhibit A attached hereto; provided, however, that if such written confirmation differs in any material respect from the action taken by Bank, the records of Bank shall control absent manifest error. Subject to the terms and conditions of this Agreement, and provided that the Borrowing Base is sufficient to permit Bank to make the requested Revolving Loan, Bank shall make each Revolving Loan on the effective date specified therefor by crediting the amount of such Revolving Loan to the Loan Account.

      Section 2.1.4. Administration of the Line of Credit. Notwithstanding any
                     ------------------------------------
provision of this Agreement to the contrary, Borrower and Bank hereby acknowledge and agree that the purpose of the Line of Credit and the making of loans and advances thereunder is to fund Borrower's daily cash requirements. In furtherance thereof, Borrower hereby authorizes Bank, subject to the terms, conditions and limitations of this Agreement and the cash management, lockbox and similar agreements (the "Cash Management Agreements") which Bank requires Borrower to execute and deliver from time to time in connection with the administration of the Line of Credit, to automatically make Revolving Loans in such amounts as may be necessary to fund Borrower's daily cash requirements. In addition, Bank hereby agrees to apply and credit against the Line of Credit any amounts which are deposited on any Business Day in the Lockbox Account in accordance with the terms, conditions and limitations of this Agreement and the Cash Management Agreements. Borrower acknowledges that Bank shall have the right to terminate its obligations and agreements under this Section 2.1.4. upon the occurrence of a Default or Event of Default or in accordance with the terms of the Cash Management Agreements.

      Section 2.1.5. Calculation of Borrowing Base. The Borrowing Base as of any
                     -----------------------------
time shall be calculated by Bank using the most recent Borrowing Base Certificate and other financial reports delivered by Borrower to Bank under
Section 7.1. hereof. Bank shall have the right, in its reasonable credit judgment, and at any time and for any reason, to reduce the dollar amount of (i) Eligible Accounts Receivable by the amount of discounts, credits, allowances and returns of any kind then outstanding, issued, granted, owing, accrued or liable to be accrued or (ii) Eligible Inventory by the amount of special order goods, advertising, packaging, parts, supplies, tooling or similar items. Any Accounts Receivable or Inventory which have been so excluded as well as any Accounts Receivable or Inventory which are or have become Disqualified Accounts Receivable or Disqualified Inventory for any other reason shall remain as collateral for the Obligations notwithstanding such exclusion or disqualification.

      Section 2.1.6. Reduction of Commitment Amount. Borrower may from time to
                     ------------------------------
time, by written notice delivered to Bank at least five (5) Business Days prior to the date of the requested reduction, reduce by integral multiples of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement.

      Section 2.1.7. Revolving Credit Note. Revolving Loans shall be evidenced
                     ---------------------
by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit B (the "Revolving Credit Note"), with all blanks therein appropriately completed, payable to the order of Bank, which Revolving Credit
Note is hereby incorporated herein by reference and made a part hereof.

      Section 2.1.8. Payment of Principal. The aggregate unpaid principal amount
                     --------------------
of all Revolving Loans, together with accrued and unpaid interest thereon, as evidenced by the Revolving Credit Note, shall, unless sooner accelerated by Bank following the occurrence of an Event of Default, be repaid by Borrower on the Revolving Credit Termination Date.

      Section 2.1.9. Record of Revolving Loans. Each Revolving Loan shall be
                     -------------------------
recorded on the books maintained by Bank with respect to the Loan Account by Bank. Bank shall also record on such books all payments made by Borrower on the Revolving Credit Note, interest and expenses and other appropriate debits and credits as herein provided. Bank shall from time to time render and send to Borrower a statement of the Loan Account showing the outstanding aggregate principal balance of the Revolving Credit Note, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Loan Account shall be considered correct in all respects and accepted by and be conclusively binding upon Borrower unless Borrower makes specific written objections thereto within sixty (60) days after the date the statement of the Loan Account is received or later presents objective evidence demonstrating a manifest error by Bank in the preparation of the statement of the Loan Account. Bank may also record and endorse on Schedule A attached to and forming a part of
                                    ----------
the Revolving Credit Note appropriate notations evidencing (i) the date and amount of each Revolving Loan to be evidenced by the Revolving Credit Note and
(ii) the date and amount of each payment of
principal made by Borrower with respect thereto; provided, however, that the failure of Bank to make such notation shall not limit or otherwise affect the obligations of Borrower under the Revolving Credit Note or this Agreement. Bank is hereby irrevocably authorized by Borrower to so endorse such Schedule A and
                                                                ----------
to attach to and make a part of the Revolving Credit Note a continuation of such Schedule A as and when required.
----------

      Section 2.1.10. Termination. The Line of Credit and Bank's obligation to
                      -----------
lend thereunder shall terminate on the Revolving Credit Termination Date, at which point all of the sums due and owing under the Line of Credit shall be immediately due and payable, unless the Line of Credit is renewed in accordance with Section 2.1.11. hereof.

      Section 2.1.11. Renewal. Bank may, in its sole and absolute discretion,
                      -------
upon written agreement with Borrower, renew the Line of Credit for additional periods of time on such terms and conditions as it may elect. In the event of the renewal of the Line of Credit, the Revolving Credit Termination Date shall be extended for a corresponding period.

      Section 2.1.12. Use of Proceeds. The proceeds of Revolving Loans may be
                      ---------------
used by the Borrower for general working capital purposes and for any other purpose not prohibited under this Agreement.

      Section 2.1.13. Mandatory Prepayment. If at any time the outstanding
                      --------------------
aggregate principal amount of all Revolving Loans shall exceed the Borrowing Base plus the amount of the Overadvance Limit in effect from time to time, then any such excess amount shall, at Bank's election, be due and payable on demand.

      Section 2.1.14. Facility Fee. In consideration of the maintenance of the
                      ------------
Line of Credit, Borrower hereby agrees to pay to Bank commencing November 15, 1996 and continuing on the fifteenth day of each succeeding month a facility fee equal to one-quarter of one percentage point (.25%) of the amount of the Unused Portion for the preceding month times a fraction, the numerator of which is the actual number of days in such period and the denominator of which is 360 (the "Facility Fee").

      Section 2.2.  Letters of Credit.
                    -----------------

           Section 2.2.1. Issuance. Upon the execution of this Agreement, and
                          --------
as long as no Default or Event of Default has occurred and is continuing, Bank, either directly or through a Bank Affiliate, hereby agrees to issue, extend, amend or renew Letters of Credit or Letter of Credit Guaranties from time to time after the Closing Date, either directly or through a Bank Affiliate, for the account of Borrower; provided, however, that the amount of each requested
                         --------  -------
Letter of Credit or Letter of Credit Guaranty, when added to the aggregate amount of all Revolving Loans, all Credits Outstanding, all Unmatured Acceptances and all unpaid Reimbursement Obligations deemed to be Revolving Loans and other payments, deposits, guaranties or indemnifications deemed to be Revolving Loans under Section 2.1.1. hereof, does not exceed the lesser of the Borrowing Base or the Commitment Amount in effect from time to time and provided, further,
--------  -------
that the aggregate amount of Credits Outstanding and unpaid Reimbursement Obligations (after taking into account the amount of the requested Letter of Credit or Letter of Credit Guaranty) shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) Notwithstanding the foregoing, the issuance of each Letter of Credit or Letter of Credit Guaranty other than documentary letters of credit shall be made on a case by case basis in the sole and absolute discretion of Bank.

           Section 2.2.2.  Application.  Borrower shall request the issuance of
                           -----------
a Letter of Credit or Letter of Credit Guaranty by its execution and delivery to Bank of an application in such form as Bank may require from time to time (the "Letter of Credit Application"). If the Letter of Credit Application is acceptable to Bank, in its sole and absolute discretion, then Bank shall prepare the Letter of Credit or the Letter of Credit Guaranty in accordance with the instructions set forth in the Letter of Credit Application and, provided that there is adequate availability under the Line of Credit as set forth in Section
2.2.1. above, issue the Letter of Credit or the Letter of Credit Guaranty to the Beneficiary thereof unless otherwise instructed by Borrower. Borrower acknowledges and agrees that Bank shall have no obligation to issue any Letter of Credit or any Letter of Credit Guaranty which provides for an expiration date later than thirty (30) days prior to the Revolving Credit Termination Date.

           Section 2.2.3.  Reimbursement.  Borrower hereby acknowledges and
                           -------------
agrees that it shall be obligated to reimburse Bank in respect of obligations under Letters of Credit and Letter of Credit Guaranties:

      (a) except as otherwise provided in this Agreement, or the applicable Letter of Credit Application, on each date that any Drawing is honored by Bank or a Bank Affiliate, Bank or a Bank Affiliate or otherwise makes a payment with respect thereto, and only to the extent that such Drawing is not deemed to be a Revolving Loan under Section 2.1.1. hereof, (i) the amount paid by Bank or a Bank Affiliate under or with respect to such Drawing, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by Bank or any Bank Affiliate in connection with any payment made by Bank or a Bank Affiliate under, or with respect to, such Letter of Credit or the Letter of Credit Guaranty;

      (b) upon the reduction (but not termination) of the Commitment Amount to an amount less than the sum of (i) all Revolving Loans and amounts deemed to be Revolving Loans as of such date and Credits Outstanding as of such date plus (ii) the amount of unpaid Reimbursement Obligations as of such
           ----
      date, an amount equal to any such difference, which amount shall be held by Bank as cash collateral for all Reimbursement Obligations; and

      (c) upon the termination of the Commitment Amount, or the acceleration of the Reimbursement Obligations in accordance with Section 12.1. hereof, an amount equal to the sum of (i) Credits Outstanding as of such date plus
                                                                         ----
      (ii) the amount of unpaid Reimbursement Obligations as of such date, which amount shall be held by Bank as cash collateral for all Reimbursement Obligations.

Borrower shall pay interest on any amounts due and payable under this Section
2.2.3. from the date such amounts are payable (whether at maturity, by acceleration or otherwise) until paid in full at the rate of interest applicable to Prime Rate Loans for three (3) days and, thereafter, at the Default Rate applicable to Prime Rate Loans.

      Section 2.2.4. Debit to Line of Credit. Bank shall be entitled, in its
                     -----------------------
sole and absolute discretion, to debit the amount of any Drawing as well as any fees, costs and expenses incurred by Bank or a Bank Affiliate in connection with such Drawing against the Line of Credit and deem such amount to be Revolving Loans under Section 2.1.1. hereof.

      Section 2.2.5. Termination of Obligation. The obligation of Bank to issue
                     -------------------------
Letters of Credit or Letter of Credit Guaranties under this Section 2.2. shall terminate thirty (30) days prior to the Revolving Credit Termination Date or any renewal thereof.

      Section 2.2.6. Obligations Absolute. The obligations of Borrower with
                     --------------------
respect to Letters of Credit or Letter of Credit Guaranties issued under this Agreement shall be unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement under all circumstances and shall not be reduced by: (a) any lack of validity or enforceability of any document executed between Borrower and a Beneficiary; (b) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a Beneficiary or any transferee of a Letter of Credit or Letter of Credit Guaranties (or any Persons for which such Beneficiary or any such transferee may be acting) or against any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; and (c) any statement or any other document presented under a Letter of Credit or Letter of Credit Guaranties proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless Bank had actual knowledge (without any investigation having been made) that such statement or other document was forged, fraudulent, invalid or insufficient.

      Section 2.2.7. Indemnification. Borrower hereby indemnifies and holds
                     ---------------
Bank, and its directors, officers, employees and agents (collectively, the "Bank Agents"), harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable legal fees and expenses) which Bank or any Bank Agents may incur or which may be claimed against Bank by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, a Letter of Credit or Letter of Credit Guaranties; provided, however, that Borrower shall
                                       --------  -------
not be required to indemnify Bank or any Bank Agents for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by Bank's (i) failure to act in good faith and in conformity with such laws, regulations or commercial or banking customs, as Bank may reasonably deem to be applicable, or (ii) honoring a Drawing on a Letter of Credit or Letter of Credit Guaranty issued hereunder when at the time of such honoring Bank had actual knowledge (without any investigation having been made) that such Drawing was forged, fraudulent, invalid or insufficient. Nothing in this Section 2.2.7. is intended to limit Borrower's obligations hereunder. Without prejudice to the survival of any other obligation of Borrower hereunder, the indemnities and obligations of Borrower contained in this Section 2.2.7. shall survive the payment in full of the Obligations. In case any claim is asserted or any action or proceeding is brought against Bank or any Bank Agents, Bank or any such Bank Agents shall promptly notify Borrower of such claim, action or proceeding and Borrower shall resist, settle or defend with counsel reasonably acceptable to Bank, such claim, action or proceeding. If, within ten (10) days of Borrower's receipt of such notice, Borrower does not commence and continue to prosecute the defense of such claim, action or proceeding, Bank, or any such Bank Agents, may retain legal counsel to represent it in such defense and Borrower shall indemnify Bank, or any such Bank Agents, for the reasonable fees and expenses of such legal counsel. Subject to the foregoing, Bank shall cooperate and join with Borrower, at the expense of Borrower, as may be required in connection with any action taken or defended by Borrower.

      Section 2.2.8. Liability of Bank. Any action, inaction or omission on the
                     -----------------
part of Bank under or in connection with a Letter of Credit or Letter of Credit Guaranty issued hereunder or related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as Bank may reasonably deem to be applicable, shall be binding upon Borrower, shall not place Bank under any liability to Borrower, shall not affect, impair or prevent the vesting of any of Bank's rights or powers hereunder or Borrower's obligation to make full reimbursement to Bank. Borrower assumes all risks of the acts or omissions of a Beneficiary or transferee of a Letter of Credit or Letter of Credit Guaranty with respect to its use of the Letter of Credit or Letter of Credit Guaranty. In furtherance of, and not in limitation of Bank's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.2. it is understood and agreed that Bank shall not have any liability for and that Borrower assumes all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or Letter of Credit Guaranty and the authority of the person signing the same; (c) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit or Letter of Credit Guaranty or the failure of any persons to note the amount of any instrument on the reverse of the Letter of Credit or to surrender the Letter of Credit or Letter of Credit Guaranty or otherwise to comply with the terms and conditions of the Letter of Credit or Letter of Credit Guaranty; (d) the good faith or acts of any person other than Bank and its agents and employees; (e) the existence, form, sufficiency or breach of or default under any other agreement or instrument of any nature whatsoever; (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit or Letter of Credit Guaranty issued hereunder and whether such other documents are in proper and sufficient form for compliance with the Letter of Credit or Letter of Credit Guaranty shall be made by Bank in its sole and absolute discretion.

           Section 2.2.9. Fees. Borrower hereby agrees to pay to Bank or a Bank
                          ----
Affiliate any issuance, drawing, renewal, amendment or other fee or charge customarily assessed by Bank or a Bank Affiliate in connection with any Letter of Credit or Letter of Credit Guaranty. Any such fees shall be paid at the time Borrower becomes obligated to pay any such fee.

      Section 2.3.  Acceptances.
                    -----------

           Section 2.3.1. Drafts for Acceptances. Upon the execution of this
                          ----------------------
Agreement, and as long as no Default or Event of Default has occurred and is continuing, the Bank hereby agrees, either directly or through one or more of its Bank Affiliates, and in its sole and absolute discretion, subject to, in accordance with and in reliance upon the terms and conditions set forth in this
Section 2.3., to receive from the Borrower from time to time after the Closing Date and continuing through the Revolving Credit Termination Date, Drafts for acceptance by the Bank; provided, however, that the amount of each requested
                        --------  -------
Acceptance, when added to the aggregate amount of all Revolving Loans, all Credits Outstanding, all Unmatured Acceptances, all Reimbursement Obligations and other payments, deposits, guaranties or indemnifications deemed to be Revolving Loans under Section 2.1.1. hereof does not exceed the lesser of the Borrowing Base plus the Overadvance Limit in effect from time to time or the Commitment Amount; and provided further, that the aggregate amount of Unmatured
                       -------- -------
Acceptances and unpaid Reimbursement Obligations relating to Acceptances (after taking into account the amount of the Draft to be accepted) shall not exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000.00). The term of each Acceptance shall be thirty (30), sixty (60) or ninety (90) days. The obligation of the Bank to receive Drafts for acceptance under this Section 2.3. is subject to the Bank's customary rules, procedures and standards for banker's acceptances, including the requirement that any such Draft must be "eligible" under the Federal Reserve Act and the rules, regulations and interpretations promulgated thereunder by the Federal Reserve Board, and all applicable laws, rules and regulations, including the requirement that the Borrower shall notify the Bank in writing of its intention to present a Draft for acceptance at least two (2) Business Days prior to the date of the requested Acceptance. The Borrower acknowledges and agrees that the Bank shall have no obligation to receive any Draft for acceptance which provides for a maturity date later than thirty (30) days prior to the Revolving Credit Termination Date or any renewal thereof.

           Section 2.3.2. Commissions. In consideration of the acceptance of
                          -----------
each Draft, the Borrower hereby agrees to pay to the Bank a commission calcu-lated by reference to The First National Bank of Boston's then current discount rate for banker's acceptances plus the Discount Margin; provided, however,
                                                        --------  -------
that the minimum commission shall be $300.00. Any commission shall be paid upon the acceptance of the Draft by the Bank.

           Section 2.3.3. Reimbursement of Matured Acceptance. The Borrower
                          -----------------------------------
hereby acknowledges and agrees that it shall be obligated to reimburse the Bank in respect of any obligations in respect of Acceptances:

      (a) except as otherwise provided in this Agreement, on each date that any payment is made under the Acceptance by the Bank, or the Bank otherwise makes a payment with respect thereto and only to the extent that such payment is not deemed to be a Revolving Loan under Section 2.1.1. hereof, (i) the amount paid by the Bank under or with respect to such Acceptance, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Acceptance;

      (b) upon the reduction (but not termination) of the Commitment Amount to an amount less than the sum of (i) Credits Outstanding as of such date plus (ii)
                                                                       ----
the amount of Unmatured Acceptances as of such date plus (iii) the amount of
                                                    ----
unpaid Reimbursement Obligations as of such date, an amount equal to any such difference which relates to Acceptances, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations; and

      (c) upon the termination of the Commitment Amount, or the acceleration of the Reimbursement Obligations in accordance with Section 13.1. hereof, an amount equal to the sum of (i) the amount of Unmatured Acceptances as of such date plus
                                                                            ----
(ii) the amount of unpaid Reimbursement Obligations relating to Acceptances as of such date, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

The Borrower shall pay interest on any amounts due and payable under this
Section 2.3.4. from the date such amounts are payable (whether at maturity, by acceleration or otherwise) until paid in full at the rate of interest applicable to Base Rate Loans for three (3) days and, thereafter, at the Default Rate applicable to the Reimbursement Obligations.

           Section 2.3.4. Termination of Obligation. The obligation of the Bank
                          -------------------------
to receive Drafts for acceptance under this Section 2.3. shall terminate thirty
(30) days prior to the Revolving Credit Termination Date or any renewal thereof.

           Section 2.3.5. Documentation and Insurance Relating to Property.
                          ------------------------------------------------
The Borrower will procure promptly any necessary documentation, permits or licensees for the import, export or shipping of the property in connection with which an Acceptance is issued; will comply with all foreign and domestic governmental requirements relating to the shipment or financing of such property; and will furnish such evidence that the above requirements have been fulfilled as the Bank may require. The Borrower will keep such property insured in amounts, against risks and with companies satisfactory to the Bank; will make any loss or adjustment payable to the Bank or, at the Bank option, will assign the policies or certificates of insurance to the Bank and will furnish the Bank on demand with evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to the Bank, the Bank may, at the Borrower's expense, obtain insurance satisfactory to the Bank.

          Section 2.3.6. Warranties of the Borrower. The Borrower represents and
                         --------------------------
warrants that (a) the proceeds of the sale of any property underlying each Acceptance transaction will forthwith be applied in liquidation of such Acceptance; (b) the total amount of each Acceptance shall at no time exceed the lesser of (1) the amount contracted for in any bona fide transaction (other than
                                               ---- ----
a transaction between the Borrower and the agent(s) of the Borrower) with respect to such property, or (2) the amount necessary to effect the importation, exportation or domestic shipment of goods or the storage of readily marketable staples; (c) each Draft shall have matured within one hundred eighty (180) days and the period from acceptance to maturity shall be related to the transaction being financed such that it finances a "current shipment" as defined by the Federal Reserve Board; (d) any document accompanying a Draft will, when delivered to the Bank, be genuine, valid and correct in all material respects;
(e) no other financing will be in effect or will be sought with respect to any transaction relating to a Draft; and (f) the Borrower shall have, or with the proceeds of each Acceptance will forthwith obtain, good title, free of all liens and claims other than those possessed by the Bank, to any documents and property related to an Acceptance, and shall have the right and power to give the Bank a security interest therein, and will hold any such documents and property not delivered to the Bank and any proceeds thereof in trust for the Bank as its property.

          Section 2.3.7. Security Interest. The Borrower grants to the Bank a
                         -----------------
security interest in all goods, documents, instruments and accounts which shall come into the possession or control of the Bank, any of the Bank's correspondents, or the Borrower, or in which the Borrower may acquire an interest, in connection with the transaction(s) related to an Acceptance, and the proceeds thereof, as security for (a) all payments made or to be made by the Bank or its correspondents under an Acceptance, (b) any interest, commission or other customer charges in relation to an Acceptance, and (c) any other obligations of the Borrower to the Bank under this Agreement.

          Section 2.3.8. Responsibility of Bank. The Borrower hereby acknow-
                         ----------------------
ledges and agrees that neither the Bank, any Bank Affiliates nor any of Bank's correspondents shall be responsible for:

          (a) The existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents;

          (b) Any difference in character, quality, quantity, condition or value of any relative goods, readily marketable commodities, or other property from that expressed in documents;

      (c) The validity, sufficiency, or genuineness of documents, or of any endorsement, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged;

      (d)  The time, place, manner or order in which shipment is made;

      (e)  The character, adequacy, validity, or genuineness of any insurance;

      (f) The solvency or responsibility of any insurer, or for any other risk connected with insurance;

      (g) Any deviation from instructions, delay, default, or fraud by the shipper and/or any other(s) in connection with the property or the shipping;

      (h) The solvency, responsibility, or relationship to the property of any party issuing any documents in connection with the property;

      (i) Delay in arrival, or failure to arrive, of either the property or any of the documents;

      (j) Delay in giving, or failure to give, notice of arrival or any other notice;

      (k) Any breach of contract between the shipper(s) or vendor(s) and the consignee(s) or buyer(s); or

      (l) Errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless telex, courier, or otherwise, whether or not they may be in cipher or scrambled; and that neither the Bank, any Bank Affiliate nor any of the Bank's correspondents shall be responsible for any act, error, neglect, default, omission, insolvency or failure in business of any correspondent, carrier, or warehouseman, and that the happening of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of any of the Bank's rights or powers. In furtherance and extension and not in limitation of the specific provisions above, it is agreed that any action, inaction, or omission taken or suffered by the Bank, the Banks, any Bank Affiliate or by any of the Bank's correspondents, under or in connection with any Draft accepted by the Bank or any Bank Affiliate, or any of the relative documents or property, if in good faith, and in conformity with such foreign or domestic laws, customs, or regulations as the Bank, any Bank Affiliate or any of the Bank's correspondents deem to be applicable, shall be binding upon the Borrower and shall not place the Bank, any Bank Affiliate or the Bank's correspondent under any resulting liability to the Borrower.

           Section 2.3.9. Indemnification. The Borrower hereby indemnifies
                          ---------------
and holds the Bank, any Bank Affiliate and any Bank Agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable legal fees and expenses) which the Bank, any Bank Affiliate or any Bank Agents may incur or which may be claimed against the Bank or any Bank Affiliate by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, or as may otherwise arise in respect of, an Acceptance; provided,
                                                                       --------
however, that the Borrower shall not be required to indemnify the Bank, any Bank
-------
Affiliate or any Bank Agents for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the Bank's or any Bank Affiliate's failure to act in good faith and in conformity with such laws, regulations or commercial or banking customs, as may be applicable. Nothing in this Section 2.3.11. is intended to limit the Borrower's obligations hereunder. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this
Section 2.3.11. shall survive the payment in full of the Obligations. In case any claim is asserted or any action or proceeding is brought against the Bank, any Bank Affiliate or any Bank Agents, the Bank, any such Bank Affiliate or any such Bank Agents shall promptly notify the Borrower of such claim, action or proceeding and the Borrower shall resist, settle or defend with counsel reasonably acceptable to the Bank, such claim, action or proceeding. If, within ten (10) days of the Borrower's receipt of such notice, the Borrower does not commence and continue to prosecute the defense of such claim, action or proceeding, the Bank, any such Bank Affiliate or any such Bank Agents may retain legal counsel to represent it in such defense and the Borrower shall indemnify the Bank, any such Bank Affiliate and any such Bank Agents for the reasonable fees and expenses of such legal counsel. Subject to the foregoing, the Bank, any such Bank Affiliate and any such Bank Agents shall cooperate and join with the Borrower, at the expense of the Borrower, as may be required in connection with any action taken or defended by the Borrower.

      Section 2.4. Term Loan.
                   ---------

           Section 2.4.1. Amount of Loan. Upon the execution of this Agreement,
                          --------------
Borrower agrees to borrow from Bank, and Bank agrees to loan to Borrower, the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the "Term Loan").

           Section 2.4.2. Term Note. The Term Loan shall be evidenced by a
                          ---------
promissory note executed by Borrower in substantially the form attached hereto as Exhibit C (the "Term Note"), with all blanks therein appropriately completed
   ---------
and payable to the order of Bank, which Term Note is hereby incorporated by reference and made a part hereof.

           Section 2.4.3. Payment of Principal. Commencing October 15, 1996, and
                          --------------------
continuing on the same day of each succeeding month thereafter, the principal amount of the Term Note shall be payable in thirty-six (36) consecutive monthly installments, the first thirty-five (35) of such installments to be in the amount of SIXTEEN THOUSAND SIX HUNDRED SIXTY-SIX AND 66/100 DOLLARS ($16,666.66) and if not sooner paid, a final installment in the then unpaid principal amount of the Term Loan, together with all other amounts due and owing under the Term Note, shall be due and payable on the Maturity Date.

           Section 2.4.4. Maturity. Except where this Agreement or any
                          --------
instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Term Loan shall become fully and finally due and payable on the Maturity Date.

           Section 2.4.5. Use of Proceeds. The proceeds of the Term Loan shall
                          ---------------
be used to refinance existing Indebtedness of Borrower.

           Section 2.4.6. Mandatory Prepayment. Notwithstanding any provision of
                          --------------------
this Agreement to the contrary, Borrower shall make a mandatory prepayment in respect of the principal amount of the Term Loan within one hundred twenty (120) days following end of each Fiscal Year in an amount equal to twenty-five percent (25%) of Excess Cash Flow for such Fiscal Year.

      Section 2.5.  Interest on the Loans.
                    ---------------------

           Section 2.5.1. Interest Rates and Payments of Interest. (a) Each Base
                          ---------------------------------------
Rate Loan which is a Revolving Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Base Rate Margin (provided, however, that Base Rate Loans which are Overadvances shall bear interest at the Base Rate plus one percentage (1.0%)) and each Base Rate Loan which relates to the Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus three-quarters of one percentage point (.75%). Such interest shall be payable on the fifteenth day of each month commencing November 15, 1996 and continuing on the same day of each succeeding month until such Loan is due (whether at maturity, by reason of acceleration, by reason of prepayment or otherwise).

      (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum, in the case of Revolving Loans, equal to the Adjusted Eurodollar Rate plus the Eurodollar Margin (provided however that Revolving Loans which are Overadvances shall bear interest at the Adjusted Eurodolloar Rate plus three percentage points (3.0%)) and, in the case of the Term Loan, equal to the Adjusted Eurodollar Rate plus two and one-half percentage points (2.5%). Such interest shall be payable on the last day of the Interest Period applicable thereto; provided, however, that interest accruing on any Eurodollar Loan having an Interest Period in excess of three (3) months shall be payable at intervals of three (3) months from the first day of such Interest Period and when such Loan is due (whether at maturity, by reason of acceleration, prepayment or otherwise).

      (c) Each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Cost of Funds Rate plus two and one-quarter of one percentage points (2.25%). Such interest shall be payable on the fifteenth day of each month commencing November 15, 1996 and continuing on the same day of each succeeding month until such Fixed Rate Loan is due (whether at maturity, by reason of acceleration, by reason of prepayment or otherwise).

      (d) Interest shall be computed daily on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed during each Interest Period. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

      Section 2.5.2.  Interest Rate Margins.
                      ---------------------

              (a) On the Closing Date and continuing until the effective date of a Margin Change, the margin applicable to Base Rate Loans (the "Base Rate Margin") shall be one-half of one percentage point (.50%) and the margin applicable to Eurodollar Loans (the "Eurodollar Margin") shall be two and one-quarter of one percentage points (2.25%).

              (a) Commencing with the Fiscal Quarter ending March 31, 1996, and as long as no Default or Event of Default shall have occurred and be continuing, the Base Rate Margin and the Eurodollar Margin shall be subject to change (a "Margin Change") as of the end of each Fiscal Quarter by reference to the Debt Service Coverage Ratio and Debt to Worth Ratio as of the end of such Fiscal Quarter as follows:

              (i) If the Debt Service Coverage Ratio is greater than 1.25 to 1.0 and the Debt to Worth Ratio is:

              (a) greater than 5.0 to 1.0, then the the Base Rate Margin shall be one-half of one percentage point (.50%) and the Eurodollar Margin shall be two and one-quarter percentage points (2.25%); or

              (b) less than 5.0 to 1.0 but greater than or equal to 4.0 to 1.0, then the the Base Rate Margin shall be one-quarter of one percentage point (.25%) and the Eurodollar Margin shall be two percentage points (2.00%); or

              (c) less than 4.0 to 1.0, then the the Base Rate Margin shall be zero (0) and the Eurodollar Margin shall be one and three-quarters percentage points (1.75%).

              (ii) If the Debt Service Coverage Ratio is greater than 1.10 to
              1.0 but less than or equal to 1.25 to 1.0 and the Debt to Worth Ratio is:

              (a) greater than 5.0 to 1.0, then the the Base Rate Margin shall be three-quarters of one percentage point (.75%) and the Eurodollar Margin shall be two and one-half percentage points (2.50%); or

              (b) less than 5.0 to 1.0 but greater than or equal to 4.0 to 1.0, then the the Base Rate Margin shall be one-half of one percentage point (.50%) and the Eurodollar Margin shall be two and one-quarter percentage points (2.25%); or

              (c) less than 4.0 to 1.0, then the the Base Rate Margin shall be one-quarter of one percentage point (.25%) and the Eurodollar Margin shall be two and one-quarter percentage points (2.25%).

              (iii) If the Debt Service Coverage Ratio is greater than 1.0 to
              1.0 but less than or equal to 1.10 to 1.0 and the Debt to Worth Ratio is:

              (a) greater than 5.0 to 1.0, then the the Base Rate Margin shall be one percentage point (1.0%) and the Eurodollar Margin shall be three percentage points (3.00%); or

              (b) less than 5.0 to 1.0 but greater than or equal to 4.0 to 1.0, then the the Base Rate Margin shall be three-quarters of one percentage point (.75%) and the Eurodollar Margin shall be two and one-half percentage points (2.50%); or

              (c) less than 4.0 to 1.0, then the the Base Rate Margin shall be one-half of one percentage points (.50%) and the Eurodollar Margin shall be two and one-quarters percentage points (2.25%).

              (iv) The calculation of Debt Service Ratio and the Debt to Worth Ratio shall be performed by the Bank, in its sole and absolute discretion, by reference to the Financial Statements to be provided by Borrower under Section 7. of the Agreement. The calculation of the Debt Service Coverage Ratio for purposes of a Margin Change shall be performed on a rolling basis by reference to the Fiscal Quarter then ending and the three (3) preceding Fiscal Quarters.

              (v) Notwithstanding any provision of this Agreement to the contrary, each Margin Change shall be effective with respect to Base Rate Loans, including Base Rate Loans which are then outstanding, as of the date on which the Financial Statements referred to in subsection (iv) above are provided to the Bank (notwithstanding the fact that the calculation of Debt Service Coverage Ratio and Debt to Worth Ratio Coverage is performed by the Bank at a later date). With respect to Eurodollar Loans, each Margin Change shall be effective as of the date on which the Bank performs the required calculation of Debt Service Coverage Ratio and Debt to Worth Ratio Coverage as aforesaid and then only with respect to Eurodollar Loans which are requested, continued or converted on or after such date.

              Section 2.5.3. Base Rate. Each adjustment in the Base Rate shall
                             ---------
result immediately, without notice or demand of any kind, in a new rate of interest effective with respect to periods on and after the date of such adjustment. The Base Rate is a base interest rate used by Bank for loans making reference thereto and is not necessarily the lowest rate at which Bank may lend money. The Base Rate is neither tied to any external rate of interest nor is it a rate charged by Bank to nay particular class or category of customer. If the Base Rate shall be discontinued or for any other reason not be available for determining the rate of interest chargeable under this Agreement, then Bank shall select a substitute method of determining the rate of interest chargeable under this Agreement and shall notify Borrower of such selection which method shall, in Bank's estimation, yield a rate of return to Bank substantially equivalent to the rate of return that Bank would have expected to receive if the Base Rate remained available for that purpose.

      Section 2.5.4. Continuation or Conversion of Loans. As long as no Default
                     -----------------------------------
or Event of Default shall have occurred and be continuing, Borrower may continue or convert all or any part (in integral multiples of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a Eurodollar Loan shall be the last day of the Interest Period applicable to such Eurodollar Loan . Borrower shall give Bank prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.1.3. hereof. Such notice shall specify: (i) the effective date and amount of each Loan or portion thereof to be continued or converted; (ii) the interest rate option to be applicable thereto; and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section
2.4.4. hereof). Each such notification (a "Notice of Continuation or Conversion") shall be immediately followed by a written confirmation thereof by Borrower in substantially the form of Exhibit D attached hereto; provided,
                                      ---------                  --------
however, that if such written confirmation differs in any material respect from
-------
the action taken by the Bank, the records of the Bank shall control absent manifest error.

      Section 2.5.5. Duration of Interest Periods.
                     ----------------------------

              (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice. Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 10:00 a.m. Hartford, Connecticut time on the date one (1) Business Day before to the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Base Rate Loan and three (3) Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Eurodollar Loan.

              (b) If the Bank does not receive a Notice for a Eurodollar Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or Event of Default shall have occurred and be continuing, Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

              (c) Notwithstanding the foregoing, Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Termination Date or the Maturity Date.

      Section 2.5.6.  Changed Circumstances.
                      ---------------------
              (a)    In the event that:

                     (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

                    (ii) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that:

                            (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawfully by (1) the occurrence of a contingency that materially and adversely affect the interbank market or
                                    (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                            (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to Bank for U.S. dollar deposits in the interbank Eurodollar market for deposits in which it regularly participates;

then, and in any such event, the Bank shall forthwith so notify Borrower thereof. Until the Bank notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by Borrower of the type of Loan affected by the contingencies described in this Section 2.4.5. (herein called "Affected Loans") shall be suspended. If at the time the Bank so notifies
 --------------
Borrower, Borrower has previously given the Bank a Notice with respect to one or more Affected Loans but such Revolving Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may borrow Loans of a non-affected type by giving a substitute Notice pursuant to Section 2.1.3. hereof.

      Upon such date as shall be specified in such notice (which shall not be earlier than five (5) days from the date such notice is given) Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.4.8. hereof, and may borrow a Revolving Loan of another type by giving a Notice pursuant to Section 2.1.3. hereof.

      Section 2.5.7. Prepayments of the Loans. (a) Revolving Loans that are
                     ------------------------
Eurodollar Loans may be prepaid at any time, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three (3) Business Days' notice, in the case of Eurodollar Loans. Revolving Loans that are Base Rate Loans may be prepaid at any time, without premium or penalty, upon one (1) Business Day's notice. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans during the Revolving Credit Period shall affect the Commitment Amount or impair Borrower's right to borrow as set forth in Section
2.1.1. hereof.

              (b) The Term Loan may be prepaid at any time, in whole or in part, on the last day of any Interest Period applicable thereto in the case of any portion of the Term Loan that is a Eurodollar Loan, and at any time in the case of any portion of the Term Loan that is a Base Loan, without premium or penalty, upon one Business Day's notice in the case of a Base Rate Loan and upon three Business Days' notice in the case of a Eurodollar Loan, provided that interest
                                                        --------
accrued on the amounts so paid to the date of such payment must be paid at the time of any such payment. Prepayment of the Term Loan shall be applied to installments of principal due thereunder in the inverse order of their maturities.

      Section 2.5.8. Payments Not at End of Interest Period. If Borrower for any
                     --------------------------------------
reason makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan or fails to borrow or continue or convert to a Eurodollar Loan after giving a Notice pursuant to Section 2.1.3. hereof, or if any Eurodollar Loan is accelerated pursuant to Section 12. hereof, Borrower shall pay to the Bank an amount computed pursuant to the following formula:

                              L = (R - T) x P x D
                              -------------------
                                      360

              L =    amount payable to Bank
              R =    interest rate on such Loan

              T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at Bank's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Bank on the day of such payment of principal or failure to borrow or continue or convert
              P = the amount of principal prepaid or the amount of the requested Loan
              D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

      If Borrower for any reason makes any payment of principal with respect to any Fixed Rate Loan on any day other than the last day of an Interest Period applicable to such Fixed Rate Loan (including specifically in the event of the making of the mandatory prepayment required by Section 2.4.6. hereof) or fails to borrow or continue or convert to a Fixed Rate Loan after giving a Notice pursuant to Section 2.5.3. hereof, or if any Fixed Rate Loan is accelerated pursuant to Section 12.1. hereof, Borrower shall pay to Bank, an amount computed pursuant to the following formula:

              The latest published rate preceding the date of prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release with a maturity date closest to the last date of the then applicable Interest Period as to which the prepayment is made shall be subtracted from the interest rate in effect at the time of prepayment with respect to the indebtedness being paid. If the result is zero or a negative number, there shall be no prepayment premium. If the result is positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount will be divided by 360 and multiplied by the number of days remaining in the then applicable Interest Period. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury Note or Bill rate as of the date of prepayment as the discount rate. The resulting amount shall be the prepayment premium due to the Bank upon prepayment.

      Borrower shall pay such amount upon presentation by Bank of a statement setting forth the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

      Section 2.5.9. Default Rate. Upon the occurrence and during the
                     ------------
continuance of an Event of Default, Bank shall have the right, in its sole and absolute discretion, to increase the interest rate applicable to any Loan to a rate which is three percentage points (3.0%) above the interest rate applicable to such Loan during the then applicable Interest Period until the expiration of such Interest Period, and thereafter, three percentage points (3.0%) above the rate then applicable to Base Rate Loans.

      Section 2.6.  General Terms Applicable to Any Extension of Credit
                    ---------------------------------------------------

           Section 2.6.1.  Increased Costs and Capital Adequacy.
                           ------------------------------------

           (a) If Bank determines that any change in any law or regulation or directive or bulletin or in the interpretation thereof after the Closing Date by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any credit extended by Bank under this Agreement, or (ii) impose on Bank or its parent bank holding company any other condition regarding this Agreement and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to Bank or such holding company of issuing, funding or maintaining any Extension of Credit (which increase in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon written demand by Bank, Borrower shall pay to Bank from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost from the date of such change. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in clause (i) or (ii) above prepared in reasonable detail (which shall include the method employed by Bank in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (a), submitted by Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

           (b)  If Bank shall determine that the adoption after the Closing
Date of any applicable law, rule or regulation pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Bank or its parent bank holding company with any requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central Bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to Bank or its parent Bank holding company by reason of events or conditions relating solely to Bank, has the effect of reducing the rate of return on Bank's or its parent Bank holding company's capital as a consequence of its commitment hereunder or to a level below that which Bank or such holding company could have achieved but for such adoption, change or compliance by an amount deemed by Bank to be material (for which reduction of the rate of return shall be determined by Bank's or such holding company's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon written demand by Bank, Borrower shall pay to Bank, from time to time as specified by Bank, such additional amount or amounts which shall be sufficient to compensate Bank for such reduction. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in this subsection (b), prepared in reasonable detail (which shall include the method employed by Bank in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (b) submitted by Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

           (c) Amounts payable by Borrower pursuant to this Section 2.6.1. shall be payable within ten (10) Business Days of receipt by Borrower of a certificate described in subsection (a) or (b) of this Section 2.6.1.

           Section 2.6.2. Late Payment. Any payment of principal, interest,
                          ------------
fees or expenses (other than payments of principal upon scheduled maturity or upon acceleration) which is not paid within ten (10) days of the date specified for payment shall be subject to a late penalty of five percent (5%) of the amount due. The imposition or collection of a late fee shall not affect Bank's right to exercise any of its rights and remedies upon the occurrence of an Event of Default.

           Section 2.6.3. Method of Payment. All payments and prepayments of
                          -----------------
principal and all payments of interest shall be made by Borrower to Bank at its head office in immediately available funds, on or before 3:00 p.m. on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. Bank may, and Borrower hereby authorizes Bank to, debit the amount of any payment not made by such time to the Loan Account.

                SECTION 3. SECURITY FOR THE OBLIGATIONS

      Section 3.1. Collateral Disclosure List. Borrower shall deliver to Bank
                   --------------------------
on the Closing Date a list identifying, inter alia, all of its properties and assets and the locations thereof on a form provided by Bank (the "Collateral Disclosure List").

      Section 3.2.  Security.  The Obligations shall be secured by:
                    --------

           Section 3.2.1. All properties and assets of Borrower, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in the Security Agreement.

           Section 3.2.2. A limited guaranty agreement executed by Aristotle with respect to that portion of the Obligations which relate to the Term
Loan in substantially the form attached hereto as Exhibit E-1 (the "Aristotle Guaranty"), which guaranty shall be secured by a pledge to Bank of cash or cash equivalents deposited in an account with Bank (the "Deposit Account") in the amount of at least FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) pursuant to the Deposit Account Pledge.

           Section 3.2.3. A limited guaranty agreement executed by Sub with respect to the Obligations in substantially the form attached hereto as Exhibit E-2 (the "Sub Guaranty").
------- ---

                 SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Bank to enter into this Agreement and to make any Extension of Credit, Borrower makes the following representations and warranties to Bank, which shall be deemed made as of the date hereof and, except as otherwise provided in this Section 4., the date of each Extension of Credit. Any knowledge acquired by Bank shall not diminish its rights to rely upon such representations and warranties.

      Section 4.1.  Corporate Existence. Borrower is a corporation duly
                    -------------------
incorporated, validly existing and in good standing under the laws of its state of incorporation and, to the best of its knowledge, is duly qualified in all other jurisdictions in which the properties and assets owned, leased or operated by it, or the nature of the business conducted by it, make such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

      Section 4.2.  Corporate Authority. The execution, delivery and performance
                    -------------------
of this Agreement, the Notes and the Other Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of and compliance with the terms and provisions hereof and thereof have been duly authorized by all necessary corporate action of Borrower and are within its corporate power and will not result in a violation of its Certificate of Incorporation or Bylaws, if and as amended.

      Section 4.3.  Binding Obligations. This Agreement, the Notes and the Other
                    -------------------
Documents constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms.

      Section 4.4.  Noncontravention. The execution, delivery and performance by
                    ----------------
Borrower of this Agreement, the Notes and the Other Documents will not violate any existing law, ordinance, rule, regulation or order of any Governmental Authority or result in a breach of any of the terms of, or constitute a default under, any contractual obligation to which Borrower is a party or by which it or any of its properties or assets are bound or result in or require the imposition of any Encumbrances on any of Borrower's properties or assets.

      Section 4.5.  Permits. Borrower possesses all material permits,
                    -------
authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, the failure of which to possess would have a Material Adverse Effect, all of which are in full force and effect.

      Section 4.6.  No Consents. The execution, delivery and performance of
                    -----------
this Agreement, the Notes and the Other Documents does not require any approval, consent or waiver under any Contractual Obligation. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Governmental Authority is required in connection with the transactions contemplated by this Agreement, the Notes and the Other Documents.

      Section 4.7. Financial Statements. Borrower has provided to Bank its
                   --------------------
Financial Statements dated as of June 30, 1995 and related footnotes, audited and certified by Arthur Andersen & Co. Borrower has also provided to Bank its internally prepared Financial Statements dated as of June 30, 1996, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All Financial Statements of Borrower heretofore provided to Bank present fairly in all material respects the financial condition and results of business operations of Borrower for the periods indicated in accordance with GAAP. Borrower has no direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements. Since the date of the latest dated balance sheet included in the Financial Statements, there has been no material adverse change in the business operations or financial condition of Borrower from that set forth in the balance sheet contained in such Financial Statements and no Dividends have been declared or made to stockholders, nor have any shares of its capital stock (or any warrant to purchase, options to acquire or notes convertible, in whole or in part, into any shares of its capital stock) been purchased or acquired by any Person in any manner nor has Borrower made any Investment except as set forth on Schedule 4.7. attached hereto.
         -------------

      Section 4.8. Financial Forecasts. Borrower has provided to Bank forecasted
                   -------------------
Financial Statements together with appropriate supporting details and a statement of the underlying assumptions, ranges and limitations, prepared on a quarterly basis covering the Fiscal Year commencing on July 1, 1996 (the "Forecasts"). The Forecasts have been prepared in good faith and represent the good faith opinion of Borrower and its senior management as to the most probable course of Borrower's business operations for the periods covered thereby and have a reasonable basis.

      Section 4.9. Financial Information. All written data, reports and
                   ---------------------
information which Borrower has supplied to Bank or caused to be so supplied by a third party on its behalf in connection with this Agreement are complete and accurate and contain no material omission or misstatement except such as have been corrected in a writing delivered to Bank.

      Section 4.10. Business Relationships. There exists no actual or threatened
                    ----------------------
termination, cancellation or limitation of, or any modification or change in, the business relationship of Borrower with any customer or group of customers whose purchases individually or in the aggregate are material to Borrower's business operations, or with any material supplier (other than in the ordinary course of business where one supplier is replaced by another offering terms which are no less favorable to Borrower).

      Section 4.11. Brokers. No broker or finder has brought about the
                    -------
obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by Borrower to any Person in connection with, the transactions contemplated by this Agreement.

      Section 4.12. Use of Proceeds. Borrower is not an "investment company," or
                    ---------------
an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (SS)(SS)80(a)(1) et seq.). No Extension of Credit, the application of the proceeds and repayment thereof by Borrower or the performance of the transactions contemplated by this Agreement will violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of each Extension of Credit will be used only for the purposes set forth in this Agreement. None of the proceeds of any Extension of Credit will be used, or have been used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute such Extension of Credit a "purpose credit" within the meaning of said Regulation U or Regulations G or X of the Federal Reserve Board. Borrower will not take, or permit any Person acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

      Section 4.13. Statutory Compliance. Borrower is in compliance with all
                    --------------------
material laws, ordinances, rules, regulations and orders of any Governmental Authority applicable to it, its properties and assets and the business conducted by it, including, without limitation, ERISA, the United States Occupational Safety and Health Act of 1970 and all Environmental Laws except where non-compliance would not have a Material Adverse Effect.

      Section 4.14. Commitments. Borrower has no fixed, contingent or other
                    -----------
obligations to issue any shares, or rights exercisable into shares, of its capital stock.

      Section 4.15. Events of Default. No Default or Event of Default has
                    -----------------
occurred and is continuing.

      Section 4.16. Other Defaults. Borrower is not in material default in the
                    --------------
performance, observance or fulfillment of any material Contractual Obligation.

      Section 4.17. Taxes. Borrower has filed all tax returns and reports
                    -----
required to be filed by it with any Governmental Authority and has paid in full, or made adequate provisions or established adequate reserves for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

      Section 4.18. Ownership of Borrower. Sub is the holder of
                    ---------------------
all of the issued and outstanding shares of capital stock of Borrower and no other Person has any rights and/or claim to any issued or unissued shares of such capital stock except for a pledge of 59% of its capital stock pursuant to a certain stock pledge and escrow agreement dated April 11, 1994.

      Section 4.19. Solvency. Borrower is currently Solvent; and Borrower is
                    --------
not contemplating either the filing of a petition by it under Bankruptcy Code or any state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

      Section 4.20. Business Name. Borrower conducts its business solely
                    -------------
through the names set forth on Schedule 12 of the Collateral Disclosure List, without the use of any trade name, or the intervention of or through any other Person. Borrower has not, except as set forth in the Collateral Disclosure List, during the preceding five (5) years, conducted its business through any other name or trade name or been the surviving corporation in a merger or consolidation or acquired all or substantially all of the assets of any other Person.

      Section 4.21. Affiliate Contracts. All contracts and transactions between
                    -------------------
Borrower and any Affiliate or Subsidiary of Borrower have been executed or will be executed on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

      Section 4.22. Capitalization. The outstanding shares of capital stock of
                    --------------
Borrower have been duly issued and are fully paid and non-assessable.

      Section 4.23. Litigation. Except as set forth on Schedule 4.23. attached
                    ----------                         -------------
hereto, there are no actions, suits or proceedings by or before any Governmental Authority or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of Borrower or any of Borrower's officers, threatened against Borrower or its properties and assets, which if adversely determined, would have a Material Adverse Effect.

      Section 4.24. Title to Properties. Each of Borrower and its Subsidiaries
                    -------------------
has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Financial Statements referred to in Section 4.7. (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Schedule 4.24. attached hereto, and, free from all defects of title that might have a Material Adverse Effect. Borrower's properties, assets and rights are sufficient to permit Borrower to conduct the business in which it is presently engaged. Borrower possesses all trademarks, service marks, trade names, trade service styles, copyrights and patents that may be necessary to own its properties and assets, and to conduct its business as it is presently conducted or as Borrower intends to conduct it hereafter, without any infringement or conflict with the rights of any other Person or any violation of law.

      Section 4.25. Labor Relations. Borrower is not a party to any collective
                    ---------------
bargaining or other agreement with any union and there are no material grievances, disputes or controversies with any union or other organization of Borrower's employees, or threats of strikes, work stoppages or demands by any union or such other organization.

      Section 4.26. Guarantees. Except as set forth on Schedule 4.26. attached
                    ----------                         -------------
hereto, Borrower is not a party to any Guarantee or other similar type of agreement, and it has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in Borrower's ordinary course of business).

      Section 4.27. Subsidiaries. As of the date of this Agreement, all of
                    ------------
the Subsidiaries and Affiliates of Borrower are set forth on Schedule 14 of
                                                             -----------
the Collateral Disclosure List. Borrower or a Subsidiary of Borrower is the owner (subject to specified minority interests) free and clear of all Encum-brances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such capital stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding. Borrower is not engaged in any joint venture, partnership or other business arrangement with any other Person except as described on said Schedule 14.
                                                              -----------

      Section 4.28. ERISA. Borrower and each member of the Controlled Group
                    -----
have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

      Section 4.29. Environmental Protection. Except as set forth on
                    ------------------------
Schedule 4.29. attached hereto:
-------- ----

              (a) The business operations of Borrower comply in all material respects with all Environmental Laws.

              (b) Borrower has not received (i) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (ii) any letter or request for information under CERCLA or any other Environmental Laws, and, to the best of Borrower's knowledge, based upon reasonable investigation, the operations of Borrower are not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material or claim, or threatened lawsuit or claim arising under or related to any Environmental Law.

              (c) Borrower and its properties, assets and operations are not subject to any outstanding written order or agreement with any Governmental Authority or private party respecting any Environmental Laws.

              (d) Borrower has not filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials, and none of the operations of Borrower involves the generation, transportation, treatment, storage or disposal of Hazardous Materials.

              (e) To the best of Borrower's knowledge, based upon reasonable investigation, no Hazardous Material exists on, under or about any of the properties or assets of Borrower, real or personal, in a manner that could give rise to any claim or suit against Borrower, and Borrower has not filed any notice or report of a Release of any Hazardous Materials that could give rise to any such claim or suit against Borrower.

      Section 4.30. Accounts Receivable. All of Borrower's Accounts Receivable
                    -------------------
(i) are and shall be based on an actual and bona fide sale and delivery of goods or the rendition of services to Account Debtors; (ii) are and shall be made by Borrower in the ordinary course of its business; (iii) result from goods and Inventory being sold which are the exclusive property of Borrower; (iv) are the exclusive property of Borrower; (v) are not subject to any Encumbrance other than Permitted Encumbrances; and (vi) are represented by invoices or statements issued in the name of Borrower.

      Section 4.31. Investments. Except as set forth on Schedule 4.31. attached
                    -----------                         -------------
hereto, Borrower has no Investment in any Person other than existing Investments in Subsidiaries and Qualified Investments.


               SECTION 5. CONDITIONS TO OBLIGATION OF BANK

      Bank shall have no obligation under this Agreement to make any Extension of Credit unless and until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been satisfied prior to or on the Closing Date:

      Section 5.1. Representations and Warranties True. The representations and
                   -----------------------------------
warranties contained in Section 4 are true and correct, and Borrower, by its President, shall have so certified to Bank.

      Section 5.2. Delivery of Documents. Borrower shall have duly executed and
                   ---------------------
delivered to Bank, in form and substance satisfactory to Bank and its legal counsel, this Agreement, the Notes, the Other Documents and all further documents as Bank may request to evidence the Obligations or to create, perfect or continue any security interest or mortgage lien contemplated by this Agreement and the Other Documents. In addition, Bank shall have received or agreed in writing to waive or delay the receipt of:

              Section 5.2.1. Copies of all corporate action taken by Borrower to authorize the execution and delivery of this Agreement, the Notes and the Other Documents, together with a certificate of the corporate secretary of Borrower certifying that the same are true, correct and complete as of the Closing Date.

              Section 5.2.2. Copies of Borrower's Certificate of Incorporation and Bylaws, if and as amended, together with a certificate of the Secretary of Borrower certifying that the same are true, correct and complete as of the Closing Date.

              Section 5.2.3.  INTENTIONALLY LEFT BLANK.

              Section 5.2.4. A certificate issued by the office of the Secretary of State of the state of Borrower's incorporation to the effect that Borrower is legally existing and in good standing under the laws of such states.

              Section 5.2.5. A certificate issued by the office of the Secretary of State of each state in which Borrower is qualified as a foreign corporation to the effect that Borrower is duly qualified and in good standing as a foreign corporation under the laws of such states.

              Section 5.2.6. A certificate of the Secretary of Borrower certifying to the incumbency and signatures of all officers of Borrower who are authorized to execute this Agreement, the Notes and the Other Documents.

              Section 5.2.7. Objective evidence satisfactory to Bank and its legal counsel of the payment of all taxes and assessments due or claimed to be due to any Governmental Authority with respect to the Collateral.

              Section 5.2.8. A UCC-11 Request for Information certified by the Office of the Secretary of State of the State of Connecticut (or an acceptable equivalent thereto) for each name set forth on the Collateral Disclosure List listing the filings against Borrower as debtor under such names at such offices.

              Section 5.2.9. Such UCC-1 Financing Statements as Bank deems necessary to perfect any security interests contemplated by this Agreement or the Other Documents.

              Section 5.2.10. Insurance policies and certificates evidencing adequate insurance coverage on Borrower's properties and assets which insurance policies shall name Bank as an additional insured/loss payee.

              Section 5.2.11. An environmental certificate and indemnity agreement executed by Borrower, satisfactory in form and substance to Bank and its legal counsel (the "Environmental Certificate").

              Section 5.2.12. Such cash management, lockbox and similar agreements required by Bank to administer the Line of Credit.

              Section 5.2.13. Aristotle and Sub, as applicable, shall have executed and delivered the Aristotle Guaranty, the Sub Guaranty, the Subordination Agreements and the Pledge Agreement.

              Section 5.2.14. Such further documents, instruments and agreements as Bank shall reasonable request, all satisfactory in form and substance satisfactory to Bank and its legal counsel.

      Section 5.3. Validity of Liens. All Encumbrances in the Collateral shall
                   -----------------
have been created in favor of Bank, which Encumbrances shall constitute legal, valid and enforceable and, unless otherwise consented to by Bank, first security interests in and liens upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the sole and absolute discretion of Bank and its legal counsel to create said Encumbrances shall have been made, taken and/or effected.

      Section 5.4. Opinion of Counsel. Bank shall have received from counsel for
                   ------------------
Borrower a written opinion, satisfactory in form and substance to Bank and its legal counsel.

      Section 5.5. Payment of Fees. Borrower shall have paid any applicable fees
                   ---------------
and expenses due to Bank at closing, including the fees and expenses of Bank's legal counsel.

      Section 5.6. Legal Matters. All legal matters incident to the transactions
                   -------------
hereby contemplated shall be satisfactory to Bank and its legal counsel.


              SECTION 6. CONDITIONS TO EXTENSION OF CREDIT

      Bank shall have no obligation to make any Extension of Credit unless and until, it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Extension of Credit.

      Section 6.1. Notice of Borrowing. Bank shall have received, in a timely
                   -------------------
manner, a Notice of Borrowing in a form satisfactory to Bank.

      Section 6.2. Borrowing Base Certificate. Bank shall have received a
                   --------------------------
Borrowing Base Certificate satisfactory in form and substance to Bank showing that the Borrowing Base is sufficient to permit Bank to make the requested Extension of Credit.

      Section 6.3. No Material Adverse Change. There has been no change in the
                   --------------------------
financial condition or business operations of Borrower or its Subsidiaries since the date of the last Financial Statements or other financial reports delivered to Bank which has a Material Adverse Effect.

      Section 6.4. Truth of Representations and Warranties. All of the
                   ---------------------------------------
representations and warranties set forth in Section 4 of this Agreement are either true and correct or, in the case of any such representations and warranties which by their nature relate to the Closing Date or any other specific date, restated as of the date on which the requested Extension of Credit is made.

      Section 6.5. No Default. No Default or Event of Default shall have
                   ----------
occurred and be continuing or shall occur as a result of the requested Extension of Credit.

      Section 6.6. Payment of Fees. Borrower shall have paid any applicable fees
                   ---------------
and expenses due to Bank, including any fees and expenses of Bank's legal counsel.

      Section 6.7. Corporate Action. The corporate action of Borrower referred
                   ----------------
to in Section 5.2.1. shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.2.6. or as subsequently reflected in a new certificate of incumbency delivered to Bank in connection with the requested Extension of Credit.

      Section 6.8 Legal Matters. All legal matters incident to the transactions
                  -------------
contemplated by the requested Extension of Credit shall be satisfactory to Bank and its legal counsel and no change shall have occurred in any law or regulation or interpretation thereof, which, in the opinion of Bank and its legal counsel, would make it illegal or against the policy of any governmental body, agency or instrumentality for Bank to make the requested Extension of Credit.


              SECTION 7. AFFIRMATIVE COVENANTS OF BORROWER

      Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      7.1. Financial Statements and Reporting Requirements. Borrower shall
           -----------------------------------------------
furnish to Bank:

           Section 7.1.1. As soon as available, but in no event later than ninety (90) days after the end of each Fiscal Year, Financial Statements for such year, audited and certified by Arthur Andersen & Co. (or other indepen-dent certified public accountants acceptable to Bank) in the case of such consolidated statements, and certified by the chief financial officer of Borrower in the case of such consolidating statements; and, concurrently with the delivery of such Financial Statements, a copy of said certified public accountants' management report, if any.

           Section 7.1.2. As soon as available, but in no event later than twenty (20) days after the end of each month, internally prepared Financial Statements, prepared in accordance with GAAP on year-to-date and month-to-date basis and internally prepared copies of the following financial reports:
(i) aging of accounts receivable and accounts payable and (ii) summary of Inventory, all prepared in accordance with GAAP.

           Section 7.1.3. As soon as available, but in no event later than three (3) Business Days after the end of each calendar week, a certificate in substantially the form of Exhibit F attached hereto setting forth (i) Borrower's
                          ---------
then existing Eligible Inventory or, if requested by Bank, particular items, types or categories thereof; (ii) Borrower's then existing Eligible Accounts Receivable; (iii) such other information in respect of Inventory, Accounts Receivable, Equipment and other Collateral as Bank may reasonably request;
and (iv) a calculation of Borrowing Base and borrowing availability as of the date of said certificate (the "Borrowing Base Certificate").

              Section 7.1.4. As soon as available, but in no event later than sixty (60) days following the end of each Fiscal Year, forecasted Financial Statements prepared in accordance with the standards set forth in Section 4.8. hereof, showing a most likely scenario and including collateral availability and usage under the Line of Credit and in such further reasonable detail as Bank may request for each of the forthcoming twelve (12) months, month by month, together with such appropriate supporting details and statements or assumptions.

              Section 7.1.5. As soon as available, but in no event later than forty-five (45) days after the end of each Fiscal Year , a report in substantially the form of Exhibit G attached hereto signed on behalf of Borrower
                          ---------
by its chief financial officer.

      Section 7.2. Fire and Hazard Insurance. Borrower shall keep its properties
                   -------------------------
and assets insured against fire and other hazards (so called "All Risk Coverage") in amounts and with companies satisfactory to Bank to the same extent and covering such risks as is customary in the state or similar business, but in no event in an aggregate amount less than the Obligations, which policies shall name Bank as first loss payee as its interest may appear. Borrower shall also maintain public liability coverage against claims for personal injuries or death, business interruption, worker's compensation, employment or similar insurance with coverage and in amounts satisfactory to Bank and as may be required by applicable law. Such all risk policy shall provide for a minimum of thirty (30) days' written cancellation notice to Bank. Borrower agrees to deliver copies of all of the aforesaid insurance policies to Bank. In the event of any loss or damage to the Collateral, Borrower shall give immediate written notice to Bank and to its insurers of such loss or damage and shall promptly file proof of loss with its insurers.

      Section 7.3. Maintenance of Existence. Borrower shall preserve and
                   ------------------------
maintain its corporate existence, rights, franchises and privileges, including its corporate name, in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable.

      Section 7.4. Preservation of Collateral. Borrower shall preserve and
                   --------------------------
maintain the Collateral in good repair, working order and operating condition and Borrower shall immediately notify Bank of any event causing material loss or unusual depreciation in the value of the Collateral.

      Section 7.5. Taxes and Other Assessments. Borrower shall pay and
                   ---------------------------
discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become an Encumbrance against Borrower or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Borrower shall file all Federal, state and local tax returns and other reports that it is required by law to file.

Borrower shall promptly notify or cause notice to be given to Bank of any pending or future audits of its income tax returns by the Internal Revenue Service or by any state in which Borrower conducts business operations and the results of each such audit.

      Section 7.6.  Inspection. Borrower shall permit Bank or its designees
                    ----------
to (i) visit and inspect the properties and assets of Borrower and its Subsidiaries; (ii) examine and make copies of and take abstracts from the books and records of Borrower and its Subsidiaries; and (iii) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types, to maintain the confidentiality of any non-public information thereby received or received pursuant to Section 7.1. hereof except that disclosure of such information may be made (i) to Bank Affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of an interest in the Obligations; (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order; and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Borrower shall permit Bank (or any of its officers, agents, attorneys or accountants) for the purpose of ascertaining whether or not each and every provision of this Agreement or the Other Documents is being performed or for the purpose of examining the Collateral and the records relating thereto, to enter the offices and business premises of Borrower and its Subsidiaries, and to conduct an audit of the Collateral and/or Borrower's financial and business records on three (3) occasions during each twelve (12) month period at such times as Bank may select in its sole and absolute discretion; provided, however, that Bank shall have the
                                     --------  -------
right to conduct such an audit on more than three (3) occasions if a Default or Event of Default shall have occurred and be continuing for such services. Any such audit shall be conducted at Borrower's expense at Bank's then current rates per man day plus expenses to a maximum of SIX THOUSAND AND NO/100 DOLLARS ($6,000.00) per fiscal year; provided, however, that such maximum shall not
                             --------  -------
apply if a Default or an Event of Default shall have occurred or be continuing. Any charges and expenses relating to such audits shall be directly debited by Bank from the Loan Account.

      Section 7.7.  Notices. Borrower shall promptly upon becoming aware of the
                    -------
occurrence of a Default or Event of Default notify Bank thereof in writing. Borrower shall also promptly advise Bank of:

            (a) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower or its Subsidiaries; or

            (b) any change of independent public accountants, notice that such change has occurred together with the name of the new accountants.

      Section 7.8.  Litigation. Borrower shall promptly inform Bank of any
                    ----------
action, suit, or proceeding by or before any Government Authority or arbitration or alternate dispute resolution proceeding, which might have a Material Adverse Effect.

      Section 7.9.  Maintenance of Books and Records. Each of Borrower and its
                    --------------------------------
Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP. Each of Borrower and its Subsidiaries shall maintain duplicate copies of all such books and records (i) on-site at all times and (ii) off-site updated on a monthly basis.

      Section 7.10. Maintenance of Permits. Borrower shall obtain and/or
                    ----------------------
maintain in full force and effect all material permits, authorizations, licenses, approvals, waivers and consents which it presently possesses or which may may become necessary in the future to conduct its business operations.

      Section 7.11. Use of Proceeds. Borrower will use the proceeds of any
                    ---------------
Extension of Credit solely for the purposes set forth in this Agreement.

      Section 7.12. Payment of Indebtedness. Borrower shall promptly pay and
                    -----------------------
discharge when due and payable (or within applicable grace periods) all Indebtedness due to any Person from Borrower, except when the amount thereof is being contested in good faith by appropriate proceedings and with reserves therefor being established as a current liability on the books of Borrower as required by GAAP.

      Section 7.13. Additional Offices. Borrower shall give Bank written notice
                    ------------------
of each additional facility or office of Borrower to be opened after the Closing Date. Except to the extent set forth in any such notice, the chief executive office of Borrower and all records relating to the Collateral shall be located at the locations set forth in the Collateral Disclosure List.

      Section 7.14. Access to Collateral. With respect to each location at which
                    --------------------
the Collateral is now or hereafter located, Borrower will obtain such lien waivers, estoppel certificates or subordination agreements as Bank may reasonably require to insure the priority of its security interest in, and its ability to take possession of, the Collateral situated at such locations.

      Section 7.15. Compliance with Laws. Borrower shall comply with the
                    --------------------
requirements of all applicable laws, ordinances, rules, regulations and orders of any Government Authority.

      Section 7.16. ERISA. Borrower shall: (i) make prompt payments of
                    -----
contributions required to meet the minimum funding standards set forth under ERISA with respect to each and every Plan and, promptly after the filing thereof, furnish to Bank copies of each annual report required to be filed under ERISA in connection with each and every Plan for each and every Plan year; (ii) notify Bank immediately of any fact, including, but not limited to, any "reportable event", arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iii) promptly after the issuance thereof, furnish to Bank a copy of any notice of any "reportable event" given to the PBGC with respect to any Plan; (iv) promptly after receipt thereof, furnish to Bank a copy of any notice received from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; and (v) furnish to Bank, promptly upon its request therefor, such additional information concerning each and every Plan as may be reasonably requested.

      Section 7.17.  Compliance with Environmental Laws.
                     ----------------------------------

              (a) Borrower shall, from time to time, if requested by Bank upon reasonable cause, retain, at Borrower's expense, an independent professional consultant to prepare a report relating to Hazardous Materials and to conduct an investigation of any or all of the properties and assets of Borrower. Borrower agrees also that Bank (or its agents) may, from time to time retain at Borrower's expense, an independent professional consultant to advise Bank as to any such report relating to Hazardous Materials. Borrower hereby grants to Bank, its agents, employees, consultants and contractors the right to enter into or onto Borrower's business premises to perform such tests as are reasonably necessary to conduct such a review and/or investigation.

              (b) Borrower shall promptly advise Bank in writing and in reasonable detail of (i) any Release of any Hazardous Material required to be reported to any Governmental Authority under any applicable Environmental Laws;
(ii) any and all written communications with respect to claims or suits under such laws or any Release of Hazardous Materials required to be reported to any Governmental Authority, instrumentality or agency; (iii) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials on, under or about the properties or assets of Borrower, the existence of which could have a Material Adverse Effect or (B) any claim or suit resulting in a material adverse change of Borrower's business operations or financial condition; (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's business premises that could cause such premises or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (v) any request for information from any Governmental Authority that indicates such authority, instrumentality or agency is investigating whether Borrower may be potentially responsible for a Release of Hazardous Materials.

              (c) Borrower shall, at its own expense, provide copies of such documents or information as Bank may reasonably request in relation to any matters disclosed pursuant to this Section 7.17.

              (d) Borrower shall comply with all Environmental Laws and establish and maintain policies and procedures to ensure and monitor continued compliance with all Environmental Laws. Borrower shall promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about its business premises. If Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about its business premises, Borrower shall conduct and complete such remedial action in compliance with the policies, orders and directives of any Governmental Authority except when and only to the extent that Borrower's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by Borrower.

      Section 7.18. Operating Accounts. Borrower shall establish and maintain
                    ------------------
all of its operating accounts, including its payroll account, with Bank.

                         SECTION 8. NEGATIVE COVENANTS

      Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      Section 8.1. Limitation on Indebtedness. Neither Borrower nor any of its
                   --------------------------
Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

              (a) Indebtedness of Borrower or any of its Subsidiaries to Bank or any Bank Affiliates;

              (b) Indebtedness existing as of the date of this Agreement and disclosed on Schedule 8.1. attached hereto or in the Financial Statements
             -------------
referred to in Section 4.7. hereof;

              (c) Subordinated Indebtedness incurred with the prior written consent of Bank;

              (d)    Indebtedness secured by Permitted Encumbrances;

              (e) Indebtedness incurred or arising as a result of the re-classification of Borrower's option, lease and subcontracting relationship for its Jamaica manufacturing facility; and

              (f) other Indebtedness of Borrower in an aggregate outstanding principal amount not exceeding SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) in any one (1) instance or ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) in the aggregate during any twelve (12) month period; and

              (g) trade payables incurred in accordance with the ordinary course of business and the Borrower's historic business operations.

      Section 8.2. Contingent Liabilities. Neither Borrower nor any of its
                   ----------------------
Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guarantees other than the following:

              (a) Guarantees in favor of Bank or any Bank Affiliates;

              (b) Guarantees existing on the date of this Agreement and disclosed on Schedule 4.26. attached hereto or in the Financial Statements
             --------------
referred to in Section 4.7. hereof;

              (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

              (d) Guarantees with respect to surety, appeal, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate at any one time;

              (e) Guarantees in support of Borrower's sub-contractors in an amount not to exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in the aggregate at any one time; and

              (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies.

      Section 8.3. Sale and Leaseback. Neither Borrower nor any of its
                   ------------------
Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that Borrower or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

      Section 8.4. Encumbrances. Neither Borrower nor any of its Subsidiaries
                   ------------
shall create, incur, assume or suffer to exist any Encumbrance, or assign or otherwise convey any right to receive income, including the Accounts Receivable, with or without recourse, except the following ("Permitted Encumbrances"):

              (a) Encumbrances in favor of Bank or any Bank Affiliates;

              (b) Encumbrances existing as of the date of this Agreement and disclosed in Schedule 4.24. attached hereto;
             --------------

              (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 8.4. hereof;

              (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

              (e) judgment liens that shall not have been in existence for a period longer than thirty (30) days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay;

              (f) rights of lessors under Capital Leases;

              (g) Encumbrances in respect of any purchase money obligations for tangible property used in its business that at any time shall not exceed SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) in any one (1) instance or ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) in the aggregate during any twelve (12) month period; provided, however, that any such Encumbrances
                              --------  -------
shall not extend to properties and assets of Borrower or any such Subsidiary not financed by such purchase money obligation;

              (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business; and

              (i) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property; provided, however, that the amount of Indebtedness secured by any such
          --------  -------
Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of Borrower or any such Subsidiary not encumbered prior to any such refinancing.

      Section 8.5. Merger; Consolidation; Sale or Lease of Assets. Neither
                   ----------------------------------------------
Borrower nor any of its Subsidiaries shall sell, lease or otherwise dispose of properties or assets (valued at the lower of cost or market), other than sales of Inventory in the ordinary course of business or Equipment as permitted under
Section 10.3.5. hereof; or liquidate, merge or consolidate into or with any other Person; provided, however, that any Subsidiary of Borrower may merge or
              --------  -------
consolidate into or with (i) Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if Borrower is the surviving company, or (ii) any other wholly-owned Subsidiary of Borrower.

      Section 8.6. Additional Stock Issuance. Borrower shall not permit any of
                   -------------------------
its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to Borrower. Neither Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to Borrower or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 8.5.

      Section 8.7. Dividends. Borrower shall not pay any Dividends on any
                   ---------
class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock. This Section
8.7. shall not apply to (i) the issuance, delivery or distribution by Borrower of shares of its capital stock pro rata to its existing shareholders and (ii) the purchase or redemption by Borrower of its capital stock with the proceeds of the issuance of additional shares of capital stock.

      Section 8.8.  Investments. Neither Borrower nor any of its Subsidiaries
                    -----------
shall make or maintain any Investments other than (i) existing Investments in Subsidiaries and (ii) Qualified Investments.

      Section 8.9.  ERISA. Neither Borrower nor any member of the Controlled
                    -----
Group shall permit any plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code); (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived; or (iii) terminate any Plan in a manner that could result in the imposition of an Encumbrance on the property and assets of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

      Section 8.10.  Change in Terms and Prepayment of Subordinated
                     ----------------------------------------------
Indebtedness. Borrower shall not:
------------
              (a) effect or permit any change in or amendment to (i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment and performance of the Obligations or (ii) the terms relating to the repayment of any Subordinated Indebtedness; or

              (b) directly or indirectly, make any payment of principal, interest, fees or other amounts in respect of or in redemption, retirement or repurchase of any Subordinated Indebtedness except in accordance with the terms of any documents, agreements or instruments which serve to subordinate such Indebtedness to the Obligations.

      Section 8.11.  Change in Management. Borrower shall not make nor suffer a
                     --------------------
change in the overall composition of its present executive management which would have a Material Adverse Effect.

      Section 8.12.  Change Name or Location. Borrower shall not change its
                     -----------------------
corporate name or conduct its business under any name other than those set forth in the Collateral Disclosure List or change its chief executive office, place of business or location of the Collateral or records relating to the Collateral from the locations set forth in the Collateral Disclosure List unless it has given Bank at least thirty (30) days prior written notice.

      Section 8.13.  Contracts. Borrower shall not enter into any contract
                     ---------
other than on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

      Section 8.14.  Compliance with Environmental Laws. Borrower shall not
                     ----------------------------------
generate, handle, use, store or treat any Hazardous Materials except in compliance with Environmental Laws.

      Section 8.15.  Lines of Business. Borrower shall not make a material
                     -----------------
change in or discontinue its existing lines of business nor enter into any new line or lines of business except as set forth in the Forecasts.

      Section 8.16.  Fiscal Year.  Borrower shall not change its existing Fiscal
                     -----------
Year.

      Section 8.17.  Capital Expenditures.  Borrower shall not make or become
                     --------------------
liable for Capital Expenditures in excess of FIVE HUNDRED THOUSAND NO/100 DOLLARS ($500,000.00) during any Fiscal Year.

                        SECTION 9. FINANCIAL COVENANTS.

      Borrower covenants and agrees that from the date hereof, until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

           Section 9.1.  Profitability.  At the end of each Fiscal Quarter,
                         -------------
commencing with the Fiscal Quarter ending September 30, 1996, Borrower shall have net income (as such term is defined by GAAP) of at least ONE DOLLAR ($1.00), calculated on a rolling basis by reference to the Fiscal Quarter then ending and the three (3) previous Fiscal Quarters; provided, however, that Borrower shall not be in compliance with this Section 9.1. if Borrower is unprofitable in more than two (2) of the four (4) applicable Fiscal Quarters or if during such period Borrower incurs losses in any two (2) consecutive Fiscal Quarters greater than ten percent (10%) of Net Worth.

           Section 9.2.  Debt Service Coverage.  Borrower shall not permit the
                         ---------------------
ratio of its EBITDA minus Cash Taxes and Capital Expenditures to its Total Debt Service to be less than 1.10 to 1.0 at the end of any Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 1997. Borrower's compliance with this covenant shall be calculated on a rolling basis by reference to the Fiscal Quarter then ending and the three (3) previous Fiscal Quarters

           Section 9.3.  Total Debt to Net Worth Ratio.  Borrower shall not
                         -----------------------------
permit the ratio of its Total Debt to its Net Worth shall not be greater than the following ratios as of the end of the following Fiscal Quarters.

      Ratio                         Fiscal Quarter
      -----                         --------------

      6.00 to 1.0                   Fiscal Quarter Ending
                                      September 30, 1996
      5.00 to 1.0                   Each Subsequent Fiscal
                                      Quarter Through
                                      the Fiscal Quarter Ending
                                      December 31, 1997
      4.5 to 1.0                    Each Subsequent Fiscal
                                      Quarter Through
                                      the Fiscal Quarter Ending
                                      December 31, 1998
      4.0 to 1.0                    Each Subsequent Fiscal
                                      Quarter Through
                                      the Fiscal Quarter Ending
                                      December 31, 1999

           Section 9.4.  Interest Coverage.  Borrower shall not permit the ratio
                         -----------------
of its EBIT to its Total Interest to be less than 1.75 to 1.0 as of the end of any Fiscal Quarter commencing with the Fiscal

Quarter ending March 31, 1997. Borrower's compliance with this Section 9.4. shall be calculated on a rolling basis by reference to the Fiscal Quarter then ending and the three (3) previous Fiscal Quarters.

             SECTION 10. SPECIAL COVENANTS RELATING TO COLLATERAL

      Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      Section 10.1. Accounts Receivable. With respect to its Accounts
                    -------------------
Receivable:

              Section 10.1.1. Borrower shall deposit all payments received from or on behalf of an Account Debtor into an account established with Bank and Borrower shall direct or otherwise cause all Account Debtors to pay all monies due under their respective Accounts Receivable to a lockbox account (the "Lockbox Account") maintained by Bank in Borrower's name at Borrower's expense and, to the extent Borrower receives such payments directly, all remittances received by Borrower on account of Accounts Receivable shall be held as Bank's property by Borrower as trustee of an express trust for Bank's benefit, and Borrower will immediately deliver to Bank the identical checks, moneys or other forms of payment received. Borrower hereby constitutes Bank, or any representative whom Bank may designate, as Borrower's attorney-in-fact (i) to endorse the name on any notes, acceptances, checks, drafts, money orders or other evidence of payment or security interest that may come into Bank's possession, and (ii) following the occurrence of an Event of Default, to sign Borrower's name on any invoice or bill of lading relating to Accounts Receivable, on drafts against customers, assignments and certificates of Accounts Receivable, and notices to customers. Bank retains the right at all times after the occurrence of an Event of Default to notify Account Debtors that their respective Accounts Receivable have been assigned to Bank and to collect Accounts Receivable directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to, the Loan Account. Bank has no duty to protect, insure, collect or realize upon the Accounts Receivable or other collateral or preserve rights in them other than to act in a commercially reasonable manner. Borrower releases Bank from any liability for any act or omission relating to the Obligations, the Accounts Receivable or other Collateral or this Agreement, except Bank's failure to act in a commercially reasonable manner, willful misconduct or gross negligence. All amounts received by Bank in payment in Accounts Receivable assigned to it are to be credited to the Borrower's Account upon receipt by Bank, conditioned upon collection by Bank of good funds in respect thereof.

              Section 10.1.2. Following the occurrence of an Event of Default and in connection with any audit conducted under Section 7.6. hereof, and in all other instances following written notice to Borrower, any of Bank's officers, employees, or agents shall have the right, in Bank's name or in the name of Borrower, to request the verification of the validity, amount or any other matter relating to any Account Receivable by mail, telephone, facsimile transmission, telegraph, or other communication to Account Debtors.

              Section 10.1.3. Borrower shall keep accurate and complete records of its Accounts Receivable and accounts payable, and upon demand by Bank shall deliver to Bank copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Borrower's Accounts Receivable and accounts payable and such other matters and information relating to the status of the Accounts Receivable and accounts payable as Bank shall reasonably request.

              Section 10.1.4.  Borrower shall promptly advise Bank:

              (a) of any material delay in Borrower's performance of any of its obligations to any Account Debtor or the assertion of any claim, offset or setoff by any Account Debtor in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00); or

              (b) in the event that any Eligible Account Receivable becomes ineligible for reasons other than lapse of time in payment and the reasons therefor; or

              (c) of the receipt of any Government Contract which is subject to the Federal Assignment of Claims Act of 1940; or

              (d) of the receipt of any cancellation or termination of, or the delivery of notice of default under, any Government Contract.

              Section 10.1.5. Borrower shall promptly execute any assignment and take any action requested or required by Bank with respect to any Account Receivable, , which arises out of a Government Contract which is subject to the Federal Assignment of Claims Act of 1940.

              Section 10.1.6. Borrower shall maintain all Accounts Receivable free of all Encumbrances other than those in favor of Bank and Permitted Encumbrances.

      Section 10.2.  Inventory.  With respect to its Inventory:
                     ---------

              Section 10.2.1. Borrower shall maintain all Inventory free of all Encumbrances other than those in favor of Bank.

              Section 10.2.2. Borrower shall not store or deposit any Inventory with a bailee, warehouseman, or similar party without Bank's prior written consent and, if Bank gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Bank, in form and substance acceptable to Bank and its legal counsel, warehouse receipts for such Inventory in Bank's name or a warehouseman's waiver and agreement.

              Section 10.2.3. If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business or a warehouseman where the warehouse receipt is in the name of or held by Bank or whom has executed a warehouseman's waiver and consent in favor of Bank, Borrower shall notify such Person of Bank's security interest therein and, upon request, instruct such

Person or Persons to hold all such Inventory for the account of Bank and subject to Bank's instructions.

              Section 10.3.  Equipment.  With respect to its Equipment:
                             ---------

              Section 10.3.1. Borrower shall maintain the Equipment used in the ordinary course of business in good operating condition and repair, and make all necessary replacements of and repairs thereto so that the value and operating efficiency of the Equipment shall be maintained and preserved.

              Section 10.3.2. The Equipment, other than when being used in the ordinary course of business, is located or stored at the locations described in
Schedule 3 of the Collateral Disclosure List (other than Equipment being
----------
temporarily stored for purposes of repair or maintenance), and Borrower shall promptly notify Bank, in writing, in the event Borrower shall store or locate the Equipment at any location other than the locations specified in said
Schedule 3.
----------
              Section 10.3.3. Borrower, immediately on demand therefor by Bank, shall deliver to Bank any and all evidence of ownership, if any, of any of the Equipment Borrower purports to own (including, without limitation, certificates of title and applications for title).

              Section 10.3.4. Borrower shall maintain accurate, itemized records, itemizing and describing the kind, type, quality, quantity and value of its Equipment and shall furnish Bank with a current schedule containing the foregoing information at Bank's reasonable request.

              Section 10.3.5. Borrower shall not sell, lease, or otherwise dispose of or transfer any interest in any of its Equipment or any part thereof in excess of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) in any one (1) instance or FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in the aggregate during any fiscal year without the prior written consent of Bank, unless (a) no Default or Event of Default shall exist at the time of such sale, lease or disposition, (b) such sale, lease or disposition is made in the ordinary course of Borrower's business, and (c) the net proceeds of such sale, lease or disposition are used for the purchase of additional Equipment on which Bank will have a first priority security interest. Where Borrower is permitted to dispose of any Equipment under this Agreement or by any consent thereto hereafter given by Bank, it shall do so at arm's length, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of the remaining Equipment.

              Section 10.3.6 Borrower shall, if requested by Bank with due cause, provide to Bank a forced and orderly liquidation value appraisal of Borrower's Equipment performed by an appraiser acceptable to Bank and at Borrower's expense.

                              SECTION 11. DEFAULT

      Section 11.1. The occurrence of any of the following events shall constitute a default under this Agreement, the Notes and the Other Documents (an "Event of Default"):

              (a) Borrower shall fail to pay (i) any outstanding principal amount of the Line of Credit when due, (ii) any Reimbursement Obligations when due, or (iii) any outstanding principal amount of the Term Loan, any accrued and unpaid interest on the Loans or any fees or expenses payable under this Agreement, the Notes or the Other Documents within fifteen (15) days of the due date therefor; or

              (b) Borrower shall fail to perform any term, covenant or agreement contained in Sections 7.1., 7.6., 8.7., 8.11. or 10 of this Agreement or fail to reduce the balance of Overadvances to zero (O) as required by Section 2.1.2. of this Agreement; or

              (c) Borrower shall fail to perform any act, duty, obligation or other agreement contained in this Agreement, the Notes or Other Documents and not otherwise constituting an Event of Default hereunder and shall fail to cure such non-performance within thirty (30) calendar days following the receipt of written notice of such default from the Bank; or

              (d) any representation or warranty of Borrower made in this Agreement, the Notes or the Other Documents or in any certificate or report delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

              (e) Borrower or any of its Subsidiaries shall fail to pay at maturity (unless disputed in good faith), or within any applicable period of grace, any Indebtedness or obligations for the use of real or personal property in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness, or obligations for the use of real or personal property, or relating to such use of real or personal property, the result of which failure is to permit (i) the holder or holders of such Indebtedness or obligations to cause the same to become due prior to its stated maturity or (ii) the lessor of such real or personal property to terminate Borrower or any Subsidiary's use thereof prior to the specified term therefor; or

              (f) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its properties and assets; (ii) be generally not paying its debts as such debts become due; (iii) make a general assignment for the benefit of its creditors; (iv) commence a voluntary case under the Bankruptcy Code; (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code or other law; (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

              (g) a proceeding or case shall be commenced, without the application or consent of Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its properties and assets; or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to Borrower or such Subsidiary; or

              (h) a judgment or order for the payment of money shall be entered against Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of Borrower or such Subsidiary and such judgment, order, warrant or process shall continue undischarged or unstayed for sixty (60) days; or

              (i) Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts that it shall have become liable to pay to the PBGC or to a plan under Title IV of ERISA; intent to terminate a plan or plans shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such plan or plans or a proceeding shall be instituted by a fiduciary of any such plan or plans against Borrower and such proceedings shall not have been dismissed within sixty (60) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such plan or plans must be terminated; or

              (j) Borrower shall fail to meet any financial covenant set forth in Section 9.1. hereof; or

              (k) Borrower's independent certified public accountants shall refuse to deliver an opinion with no Qualification with respect to any Financial Statements required to be delivered under Section 7.1.1. of this Agreement; or

              (l) The failure of Borrower to execute, deliver or address, or cause to be executed, delivered and addressed, the matters set forth on Schedule
                                                                        --------
11.1. attached hereto within thirty (30) days after the Closing Date (the "Post
-----
Closing Matters"); or

              (m) Any Government Authority shall condemn, seize or otherwise appropriate, or take custody or control of, or file a lien, levy or assessment in respect of, all or any substantial portion of the properties or assets of Borrower; or

              (n) Any Governmental Authority or other Person shall garnish, seize or levy or execute upon any monies of Borrower on deposit with or otherwise in the custody of Bank or any Bank affiliate; or

              (o) If Sub,, Aristotle, Borrower or the holders of any of Sub's $10.00 par value Preferred Stock (the "Preferred Stock") or any other Person should contest the right of the holders of the Preferred Stock to compel a Partial Unwinding (as such term is defined in Section 8.2. of that certain Capital Contribution Agreement dated November 19, 1993 and amended as of April 14, 1994 by and among Aristotle, Sub, Borrower and the Covered Employees; or

              (p) If Aristotle or Sub shall default under the Aristotle Guaranty and the Sub Guaranty, as applicable; or

              (q) If Borrower shall fail to make the mandatory prepayment in respect of the Term Loan in accordance with Section 2.3.6. hereof.

                             SECTION 12. REMEDIES

      Section 12.1. Remedies. Upon the occurrence of an Event of Default, and
                    --------
at any time thereafter while such Event of Default is continuing, immediately and automatically in the case of an event of Default specified in Section 11.1(f) or 11.1.(g), and in all other cases, at Bank's option and upon Bank's declaration:

              (a) Bank's obligation to make any Extension of Credit shall terminate;

              (b) the unpaid principal amount of the Loans, and all Reimbursement Obligations together with accrued interest thereon, and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

              (c) Bank may exercise any right of setoff granted to Bank pursuant to Section 13.2.4 hereof;

              (d) Bank may reduce any advance rate in respect of Borrower's Accounts Receivable or Inventory as set forth in Sections 1.122. and 1.123. of this Agreement; and

              (e) Bank may exercise any and all other rights and remedies it has under this Agreement, the Notes or the Other Documents or at law or in equity, and proceed to protect and enforce Bank's rights by any action at law, in equity or other appropriate proceeding.

                           SECTION 13. MISCELLANEOUS

      Section 13.1. Cross Default, Cross Collateral and Cross Pay-out. Borrower
                    -------------------------------------------------
acknowledges and agrees that the occurrence of an Event of Default under this Agreement, the Notes or the Other Documents shall constitute a default under the documents and instruments evidencing or securing any other loan now existing or hereafter made by Bank to Borrower, and a default under any of said existing or future loans shall constitute an Event of Default under this Agreement, the Notes and the Other Documents. The security interests, liens and other rights and interests in and relative to any collateral now or hereafter granted to Bank by Borrower by or in any instrument or agreement, including but not limited to this Agreement and the Other Documents, shall serve as security for any and all liabilities of Borrower to Bank, including but not limited to the liabilities described in this Agreement, the Notes and the Other Documents, and, for the repayment thereof, Bank may resort to any security held by it in such order and manner as it may elect. Notwithstanding the terms of any of the documents and instruments evidencing or securing the Obligations, Borrower hereby acknowledges and agrees that if Borrower elects to terminate the Line of Credit at any time prior to the Revolving Credit Termination Date, then then any remaining portion of the Obligations shall be immediately due and payable without notice or demand by Bank to Borrower.

      Section 13.2.  Waivers.
                     -------

              Section 13.2.1. In General. Borrower waives presentment, demand,
                              ----------
notice, protest, notice of acceptance, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or Person primarily or secondarily liable therefor, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable in its sole and absolute discretion. Bank shall have no duty, other than to act in a commercially reasonable manner, as to the collection or protection of the Collateral or any income thereon, as to the preservation of rights or remedies against prior parties, or as to the preservation of any rights and remedies pertaining thereto. Bank may exercise its rights and remedies with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Bank shall not be deemed to have waived any of its rights and remedies with respect to the Obligations or the Collateral unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to any subsequent enforcement by Bank. All rights and remedies of Bank with respect to the Obligations or the Collateral shall be cumulative and may be exercised singularly or concurrently.

              Section 13.2.2. PREJUDGMENT REMEDY. BORROWER ACKNOWLEDGES THAT THE
                              ------------------
TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE.

              Section 13.2.3. JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY
                              ----------
IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF

WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

              Section 13.2.4. Lien and Setoff. Regardless of the adequacy of any
                              ---------------
collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, provisional or final), balances or other sums credited by or due from Bank or any Bank Affiliate to Borrower (other than payroll, pension, trust and tax deposit accounts) may, at any time and from time to time after the occurrence of an Event of Default, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be setoff, appropriated, and applied by Bank or any Bank Affiliate against any and all obligations of Borrower to Bank or any Bank Affiliate in such manner as Bank or any Bank Affiliate in their sole and absolute discretion may determine, and Borrower hereby grants Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations. The rights provided to Bank and any Bank Affiliate in this
Section 13.2.4. shall be in addition to and shall not limit any common law right of setoff available to Bank or any Bank Affiliate.

              Section 13.2.5. Claims. Borrower does hereby (i) waive any claim
                              ------
in tort, contract or otherwise which Borrower may have against Bank, a Bank Affiliate or any Bank Agents which may arise out of the relationship between Borrower and Bank or any Bank Affiliate prior to the Closing Date; and (ii) absolutely and unconditionally release and discharge Bank and any Bank Affiliate or Bank Agents from any and all claims, causes of action, losses, damages or expenses which may arise out of any relationship between it and Bank or any Bank Affiliate which Borrower may have as of the Closing Date. Borrower acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its attorney.

      Section 13.3. Notices. All notices, requests, demands or other
                    -------
communications required by this Agreement shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed first class mail postage prepaid, or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either party may designate in writing:

If to Bank:

Bank of Boston Connecticut
127 Church Street
New Haven, CT 06510
Attn:  Steven M. Moran, Vice President
with a copy to:

Updike, Kelly & Spellacy, P.C.
One State Street
P.O. Box 231277
Hartford, CT  06123-1277
Attn:  John F. Wolter, Esq.

If to Borrower:

The Strouse, Adler Company
78 Olive Street
New Haven, CT 06507
Attn: Paul McDonald, Chief Financial Officer

with a copy to:

Brenner, Saltzman & Wallman
271 Whitney Avenue
New Haven, CT 06507-1746
Attn:  Wayne A. Martino, Esq.

      Section 13.4. Fees and Expenses. Borrower will pay on demand all expenses
                    -----------------
incurred by Bank in connection with (i) the preparation, execution and delivery of this Agreement, the Notes or the Other Documents, (ii) the administration of Bank's obligations under this Agreement or (iii) Bank's exercise, preservation or enforcement of any of its rights and remedies thereunder, including, without limitation, reasonable fees and expenses of outside legal counsel or the allocated costs of in-house legal counsel, accounting, appraisal, auditing, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or the Collateral.

      Section 13.5. Term of Agreement. This Agreement shall continue in force
                    -----------------
and effect so long as Bank has any commitment to extend credit or any of the Obligations shall be outstanding.

      Section 13.6. Stamp Tax. Borrower will pay any stamp, franchise or other
                    ---------
recording tax which becomes payable in respect of this Agreement, the Notes or the Other Documents.

      Section 13.7. Schedules and Exhibits. The schedules and exhibits which are
                    ----------------------
attached hereto are and shall constitute a part of this Agreement.

      Section 13.8. Governing Law; Consent to Jurisdiction. This Agreement, the
                    --------------------------------------
Notes and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the laws of the State of Connecticut. Borrower agrees that any suit for the enforcement of this Agreement, the Notes or the Other Documents may be brought in the courts of the State of Connecticut or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon

Borrower by mail at the address referred to Section 13.3. hereof. Borrower hereby waives any objection that Borrower may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      Section 13.9. Survival of Representations. All representations,
                    ---------------------------
warranties, covenants and agreements contained in this Agreement, the Notes or the Other Documents shall survive the Closing Date and continue in full force and effect until the payment and the performance of the Obligations in full.

      Section 13.10. Amendments. No modification or amendment of this Agreement,
                     ----------
the Notes or the Other Documents shall be effective unless the same shall be in writing and signed by the parties hereto.

      Section 13.11. Binding Effect of Agreement. This Agreement shall be
                     ---------------------------
binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that Borrower may not assign or
                        --------  -------
transfer its rights or obligations hereunder. Bank may sell, transfer or grant participations in the obligations without the prior written consent of Borrower (but after obtaining an agreement to maintain the confidentiality of any financial and business information of Borrower), and Borrower agrees that any transferee or participant shall be entitled to the benefits of this Agreement to the same extent as if such transferee or participant were Bank; provided,
                                                                --------
further, that notwithstanding any such transfer or participation, Borrower may,
-------
for all purposes of this Agreement, treat Bank as the Person entitled to exercise all rights and remedies under this Agreement and under the Notes and the Other Documents and to receive all payments with respect to the Obligations.

      Section 13.12. Interest Rate. If the rate of interest payable by Borrower
                     -------------
under this Agreement, the Notes or the Other Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by Borrower in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of Bank, shall be returned to Borrower.

      Section 13.13. Counterparts. This Agreement may be signed in any number of
                     ------------
counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

      Section 13.14. No Agency Relationship. Bank is not the agent, fiduciary or
                     ----------------------
representative of Borrower nor is Borrower the agent, fiduciary or representative of Bank and this Agreement shall not make Bank liable to any third party, including but not limited to, Borrower's shareholders, directors, officers, creditors or any other person.

      Section 13.15. Severability. Any provision of this Agreement which is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      Section 13.16. Headings. All article, section and subsection headings in
                     --------
this Agreement, the Notes and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Notes or the Other Documents for any other purpose.

      Section 13.17. Reinstatement. This Agreement shall continue to be
                     -------------
effective or be reinstated, as the case may be, if at any time any amount received by Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Borrower or any substantial part of its properties or assets, or otherwise, all as though such payments had not been made.

      Section 13.18. Interpretation and Construction. The following rules shall
                     -------------------------------
apply to the interpretation and construction of this Agreement, the Notes and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

      Section 13.19. Relation to Other Documents. Nothing in this Agreement
                     ---------------------------
shall be deemed to amend, or relieve Borrower of its obligations under, any of the Other Documents and to the extent that the provisions of any of the Other Documents allow Borrower to take certain actions, or not take certain actions, with regard for example to the granting of liens, transfers of properties or assets, maintenance of financial ratios and similar matters, Borrower nevertheless shall be fully bound by the provisions of this Agreement.

      IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first above written.

                                  BANK OF BOSTON CONNECTICUT



                                  By: /s/ Steve M. Moran
                                      ---------------------------
                                      Name: Steve M. Moran
                                      Title: Vice President

                                  THE STROUSE, ADLER COMPANY


                                  By: /s/ Paul McDonald
                                      ---------------------------
                                      Name: Paul McDonald
                                      Title: Vice President